(A - West Shores)


                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") is made as of August ____, 2000, by and between CAPITAL SENIOR LIVING A, INC., a Delaware corporation (together with its successors and assigns, "Borrower"), and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (together with its successors and assigns, "Lender").

                                    RECITALS

         A. Borrower has requested that Lender make a loan to Borrower in the principal sum of $6,318,750.00.

         B. Lender has agreed to make such loan on the terms and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, it is hereby agreed as follows:

                                    ARTICLE I
                 DEFINITIONS, ACCOUNTING PRINCIPLES, UCC TERMS.

         1.1 As used in this Agreement, the following terms shall have the following meanings unless the context hereof shall otherwise indicate:

                  "Accounts" has the meaning given to that term in the Mortgage.

                  "Actual Management Fees" means actual management fees paid or incurred in connection with operation of the Facility.

                  "Affiliate" means, with respect to any Person, (a) each Person that controls, is controlled by or is under common control with such Person, (b) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, any of the Stock of such Person, and (c) each of such Person's officers, directors, members, joint venturers and partners.

                  "Assignment of Leases and Rents" means that certain Assignment of Leases and Rents of even date herewith by and between Borrower and Lender.

                  "Assignment of Licenses" means that certain Assignment of Licenses, Permits and Contracts of even date herewith by Borrower to and for the benefit of Lender.




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                  "Assumed  Management  Fees" means assumed  management  fees of five percent (5%) of net patient revenues of the Facility (after Medicaid and Medicare contractual adjustments).

                  "Business Day" means a day, other than a Saturday or Sunday and legal holidays, when Lender is open for business.

                  "Capital Improvements Escrow and Security Agreement" means the Capital Improvements Escrow and Security Agreement of even date herewith by and between Borrower and Lender.

                  "Closing Date" means the date on which all or any part of the Loan is disbursed by Lender to or for the benefit of Borrower.

                  "Commitment Letter" means the commitment letter issued by Lender to Borrower dated April 14, 2000, as amended.

                  "Credit Enhancer" means Federal Home Loan Mortgage Corporation, a publicly held government-sponsored enterprise ("Freddie Mac"), and any other purchaser of all or a portion of the Loan, whether by participation or otherwise.

                  "Cross-Collateralization Agreement" means, if applicable, the Cross- Collateralization, Cross-Default and Mortgage Modification Agreement of even date herewith by and between Borrower and Lender (and the trustee, if applicable).

                  "Debt Service Coverage Ratio" means a ratio in which the first number is the sum of "net pre-tax income" of Borrower from normal operations of the Facility as set forth in the financial statements provided to Lender (without deduction for Actual Management Fees or management expenses paid or incurred in connection with the operation of the Facility), calculated based upon the preceding twelve (12) months, plus interest expense or lease expense to the extent deducted in determining net income and non-cash expenses or allowances for depreciation and amortization of the Facility for said period, less either Assumed Management Fees or Actual Management Fees (based upon the covenant to which such definition relates) for said period and the second number is the sum of the principal amounts due (even if not paid) on the Loan (but which shall not include that portion associated with the balloon payment of the
Loan) for the applicable period plus the interest due on the Loan for the applicable period not to exceed an interest amount calculated at the Strike Rate. In calculating "net pre-tax income," Extraordinary Income and Extraordinary Expenses shall be excluded.

                  "Default" means the occurrence or existence of any event which, but for the giving of notice or expiration of time or both, would constitute an Event of Default.

                  "Default Rate" has the meaning given to that term in the Note.

                  "Environmental Permit" means any permit, license, or other authorization issued under any Hazardous Materials Law with respect to any activities or businesses conducted on or in relation to the Land and/or the Improvements.

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                  "Equipment"  has  the  meaning  given  to  that  term  in  the
Mortgage.

                  "Event of Default"  means any "Event of Default" as defined in
Article VII hereof.

                  "Extraordinary Income and Extraordinary Expenses" means material items of a character significantly different from the typical or customary business activities of Borrower which would not be expected to recur frequently and which would not be considered as recurring factors in any evaluation of the ordinary operating processes of Borrower's business, and which would be treated as extraordinary income or extraordinary expenses under GAAP.

                  "Exhibit" means an Exhibit to this Agreement, unless the context refers to another document, and each such Exhibit shall be deemed a part of this Agreement to the same extent as if it were set forth in its entirety wherever reference is made thereto.

                  "Facility" means the senior living community known as "West Shores", described on Exhibit "B" hereto, located on the Land, as it may now or hereafter exist, together with any other general or specialized care facilities, if any (including any Alzheimer's care unit and subacute facility), now or hereafter operated on the Land.

                  "GAAP" means, as in effect from time to time, generally accepted accounting principles consistently applied as promulgated by the American Institute of Certified Public Accountants.

                  "Governmental Authority" means any board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Land and/or the Improvements or the use, operation or improvement of the Land and/or the Facility.

                  "Guarantor"  means  Capital   Senior  Living   Corporation,  a
Delaware corporation.

                  "Guaranty   Agreement"   means  that  certain   Exceptions  to
Nonrecourse Guaranty of even date herewith from Guarantor to and for the benefit of Lender.

                  "Hazardous Materials" means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground storage tanks, whether empty or containing any substance; any substance the presence of which on the Land and/or the Improvements is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or during the term of the Loan defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or "pollutant" within the meaning of any Hazardous Materials Law.

                  "Hazardous Materials Laws" means all federal, state, and local laws, ordinances and regulations and standards, rules, written policies and other applicable binding governmental

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requirements,  administrative  rulings and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials and apply to Borrower or to the Land and/or the Improvements.
Hazardous Materials Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, and their state analogs.

                  "Improvements" means all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, including but not limited to, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatuses which are or shall be attached to the Land or said buildings, structures or improvements.

                  "Indebtedness"  means any (a)  obligations for borrowed money,
(b) obligations, payment for which is being deferred by more than ninety (90) days, representing the deferred purchase price of property other than accounts payable arising in connection with the purchase of inventory customary in the trade and in the ordinary course of Borrower's business, (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from the Accounts and/or property now or hereafter owned or acquired, and (d) the amount of any other obligation (including obligations under financing leases) which would be shown as a liability on a balance sheet prepared in accordance with GAAP.

                  "Inventory" has the meaning given to that term in the Mortgage.

                  "Land" means the land described in Exhibit "A" attached hereto and made a part hereof.

                  "Leases" has the meaning given to that term in the Mortgage.

                  "Lien" means any voluntary or involuntary mortgage, security deed, deed of trust, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge, lien or other encumbrance of any kind, including those contemplated by or permitted in this Agreement and the other Loan Documents.

                  "Loan" means the Loan in the principal sum of $6,318,750.00 made by Lender to Borrower as of the date hereof.

                  "Loan Documents" means, collectively, the Commitment Letter, this Agreement, the Note, the Mortgage, the Assignment of Leases and Rents, the Assignment of Licenses, the Guaranty Agreement, the Capital Improvements Escrow and Security Agreement, the Subordination and Attornment Agreement and the Subordination Agreement, together with any and all other documents executed by Borrower or others, evidencing, securing or otherwise relating to the Loan.

                                       4


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                  "Loan  Obligations"  means the  aggregate of all principal and interest owing from time to time under the Note and all expenses, charges and other amounts from time to time owing under the Note, this Agreement or the other Loan Documents and all covenants, agreements and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents.

                  "Managed Care Plans" means any health maintenance organization, preferred provider organization, individual practice association, competitive medical plan, or similar arrangement, entity, organization, or Person.

                  "Management Agreement" means that certain Management Agreement dated of even date herewith, between Manager and Borrower, obligating Manager to operate and manage the Facility.

                  "Manager" means Capital Senior Living Management 2, Inc., a Texas corporation, and any successor manager of the Facility approved by Lender, in its commercially reasonable discretion, in writing.

                  "Maturity Date" means September 1, 2005.

                  "Medicaid" means that certain program of medical assistance, funded jointly by the federal government and the States, for impoverished individuals who are aged, blind and/or disabled, and/or members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C. ss.ss. 1396 et seq.) and the regulations promulgated thereunder.

                  "Medicare" means that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, skilled nursing homes, home health care and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. ss.ss. 1395 et seq.) and the regulations promulgated thereunder.

                  "Mortgage" means that certain Mortgage and Security Agreement, or Deed of Trust and Security Agreement if applicable, of even date herewith by and between Borrower and Lender, or, if applicable, for the benefit of Lender, as modified by the Cross-Collateralization Agreement, encumbering the Land, which is more particularly described in Exhibit "A" hereto, and upon which the Facility is located.

                  "Mortgaged Property" has the meaning given to that term in the Mortgage.

                  "Note" means the Promissory Note of even date herewith in the principal amount of the Loan payable by Borrower to the order of Lender.

                  "O&M Program" means a written program of operations and maintenance established or approved in writing by Lender relating to any Hazardous Materials in, on or under the Land and/or the Improvements.


                                       5

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                  "Permits" means all licenses, permits and certificates used or necessary in connection with the construction, ownership, operation, use or occupancy of the Mortgaged Property and/or the Facility, including, without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained from any governmental, quasi-governmental or private Person whatsoever concerning ownership, operation, use or occupancy.

                  "Permitted Encumbrances" has the meaning given to that term in
Section 5.2 hereof.

                  "Person" means any natural person, firm, trust, corporation, partnership, limited liability company trust and any other form of legal entity.

                  "Related Facilities" means the Facility and each of the facilities described in Exhibit "B" hereto.

                  "Related Loans" means the loans made by Lender to Borrower, which, together with the Loan, are (a) in the aggregate principal amount of $35,605,750.00, and (b) listed and described in Exhibit "B" attached hereto and made a part hereof.

                  "Proceeds" has the meaning given to that term in the Mortgage.

                  "Reimbursement Contracts" means all third-party reimbursement contracts relating to the Facility which are now or hereafter in effect with respect to residents or patients qualifying for coverage under the same, including Medicare and Medicaid, Managed Care Plans and private insurance agreements, and any successor program or other similar reimbursement program and/or private insurance agreements, now or hereafter existing.

                  "Rents" has the meaning given to that term in the Mortgage.

                  "Single Purpose Entity" means a Person which owns no interest or property other than the Mortgaged Property and the real and personal property securing the Related Loans or interests in Borrower.

                  "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests, participations or other equivalents (regardless of how designated) in a corporation, limited liability company, partnership or any equivalent entity, whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                  "Strike Rate" means a fixed rate of interest equal to the Note Rate, as defined in the Note, in effect on the Closing Date plus 300 basis points.


                                       6

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                  "Subordination  Agreement" means that certain Subordination of
Management Agreement of even date herewith by and among Borrower, Manager, and Lender.

                  "Subordination and Attornment Agreement" means the Subordination and Attornment Agreement of even date herewith executed by and among Lender, Borrower, and Healthstar Physicians of Hot Springs, PLLC, an Arkansas professional limited liability company, which has leased a portion of the Facility.

         1.2 Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

         1.3 Terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have the meanings, if any, assigned to them by the Uniform Commercial Code in effect in the state in which the Land is located.

         1.4 All accounting terms used in this Agreement shall be construed in accordance with GAAP, except as otherwise specified.

         1.5 All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor.

         1.6 All references herein to "Medicaid" and "Medicare" shall be deemed to include any successor program thereto.

                                   ARTICLE II
                                TERMS OF THE LOAN

         2.1 The Loan. Borrower has agreed to borrow the Loan from Lender, and Lender has agreed to make the Loan to Borrower, subject to Borrower's compliance with and observance of the terms, conditions, covenants, and provisions of this Agreement and the other Loan Documents, and Borrower has made the covenants, representations, and warranties herein and therein as a material inducement to Lender to make the Loan.

         2.2 Security for the Loan. The Loan will be evidenced, secured and guaranteed by the Loan Documents.

         2.3 Interest Rate Protection. On or before the Closing Date, the Borrower shall enter into an interest rate cap agreement (a "Cap") with a Lender or a Cap provider (a "Cap Provider") reasonably approved by Lender, to protect against fluctuations in interest rates, pursuant to which Lender or such Cap Provider, as the case may be, agrees to make certain payments to or for the benefit of Borrower if the Note Rate exceeds the Strike Rate. The Cap shall not terminate earlier than the date which is the third (3rd) anniversary of the Closing Date (the "Initial Cap Period") provided that Borrower shall pay on a monthly basis with each payment of principal and interest due on the Loan, such amounts as in Lender's commercially reasonable discretion made on a quarterly basis, will enable Lender to purchase on behalf of Borrower a subsequent interest rate cap agreement

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(with the same Strike Rate) (the "Subsequent Cap") after the Initial Cap Period, which Subsequent Cap shall have a term of not less than the remaining term of the Loan and be provided by a Cap Provider reasonably approved by Lender. A Subsequent Cap must be fully executed and delivered on terms and conditions consistent with this Agreement. A Subsequent Cap must have an effective date no later than the day following the last day of the Initial Cap Period and shall not terminate earlier than the Maturity Date, as such date may be extended from time to time. Each Cap shall be secured and documented on terms and conditions approved by Lender and shall be with a counterparty (who is obligated to make payments in accordance with the Cap Agreement) acceptable to Lender. Each Cap shall be evidenced and governed by such documents (the "Cap Documents") as shall be reasonably acceptable to, and which shall be in form and content reasonably acceptable to, Lender. Not later than five (5) days prior to the last day of the Initial Cap Period, the Borrower shall ensure that the Subsequent Cap is in full force and effect in accordance with this Agreement unless the Loan is to be fully repaid prior to the expiration of the Initial Cap Period.

         2.4 Limitation on Interest. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any indebtedness governed hereby or otherwise, shall the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and, if from any circumstance the Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or, if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal of the Loan (including the period of any renewal or extension thereof) so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrower and Lender.

                                   ARTICLE III
                    BORROWER'S REPRESENTATIONS AND WARRANTIES

         To induce Lender to enter into this Agreement, and to make the Loan to Borrower, Borrower represents and warrants to Lender as follows:

         3.1 Existence, Power and Qualification. Borrower is a duly organized and validly existing Delaware corporation, has the corporate power to own its properties and to carry on its business as is now being conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary.

         3.2 Power and Authority. Borrower has full corporate power and authority to borrow the indebtedness evidenced by the Note and to incur the Loan Obligations provided for herein, all of which have been authorized by all proper and necessary action. All consents, approvals

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authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Borrower have been obtained or made.

         3.3 Due Execution and Enforcement. Each of the Loan Documents to which Borrower is a party constitutes a valid and legally binding obligation of Borrower, enforceable in accordance with its respective terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws relating to the rights of creditors generally and by general principles of equity) and does not violate, conflict with, or constitute any violation of any law, government regulation, decree, judgment, Borrower's articles of organization/ incorporation, partnership or operating agreement or by-laws, as applicable, or any other agreement or instrument binding upon Borrower.

         3.4      Single Purpose Entity.  Borrower is a Single Purpose Entity.

         3.5      Pending Matters.

                  (a) Operations; Financial Condition. No action or investigation is pending or, to the best of Borrower's knowledge, threatened before or by any court or administrative agency which might result in an Event of Default after the giving of any required notice and the expiration of all applicable cure periods. Borrower is not in violation of any agreement, the violation of which might reasonably be expected to result in an Event of Default after the giving of any required notice and the expiration of all applicable cure periods, and Borrower is not in violation of any order, judgment, or decree of any court, and has no knowledge of violation by the Borrower of any statute or governmental regulation to which it is subject.

                  (b) Land and Improvements. There are no proceedings pending, or, to the best of Borrower's knowledge, threatened, to acquire through the exercise of any power of condemnation, eminent domain or similar proceeding any part of the Land, the Improvements or any interest therein, or to enjoin or similarly prevent or restrict the use of the Land or the operation of the Facility in any manner. None of the Improvements is subject to any unrepaired casualty or other damage other than as previously disclosed to Lender in writing, including without limitation anything disclosed in the written reports of Property Solutions, Incorporated provided to Lender.

         3.6 Financial Statements Accurate. All financial statements heretofore or hereafter provided by Borrower are and will be true and complete in all material respects as of their respective dates and fairly present the financial condition of Borrower, and there are no material liabilities, direct or indirect, fixed or contingent, as of the respective dates of such statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. The financial statements of Borrower have been prepared in accordance with GAAP. There has been no material adverse change in the financial condition of Borrower since the dates of such statements except as fully disclosed in writing with the delivery of such statements. All financial statements of the operations of the Facility heretofore or hereafter provided to Lender are and will be true and complete in all material respects as of their respective dates.

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         3.7  Compliance   with  Facility  Laws.  The  Facility   includes,   as
applicable, the number of duly licensed "assisted living units" (as defined under the applicable laws of the state where the Land is located) and "independent living units" (as defined under the applicable laws of the state where the Land is located) as shown on Exhibit "B" and is currently operated as a retirement community. Borrower is the lawful owner of all Permits for the Facility, including, without limitation, the Certificate of Need, if applicable, which (a) are in full force and effect, (b) constitute all of the permits, licenses and certificates required for the use, operation and occupancy thereof,
(c) have not been pledged as collateral for any other loan or Indebtedness, (d) are held free from any restriction or any encumbrance which would materially adversely affect the use or operation of the Facility and (e) are not provisional or probationary in any way. The Facility contains all equipment necessary to operate the property for its current and intended use. Borrower and Manager, as well as the operation of the Facility, are in compliance in all material respects with the applicable provisions of all laws, statutes, regulations, ordinances, orders, standards, restrictions and rules of any federal, state or local government or quasi-governmental body, agency, board or authority having jurisdiction over the operation of the Facility, including, without limitation: (i) laws regulating the handling and disposal of medical or biological waste, (ii) the applicable provisions of all laws, rules, regulations and published interpretations thereof to which the Borrower or the Facility are subject by virtue of its existing and intended use, (iii) all applicable criteria established to classify the Facility as "housing for older persons" under the Fair Housing Amendments Act of 1988, and (iv) each of the following:

                  A. Title VIII of the Civil Rights Act of 1968, as amended, 42 U.S.C.ss.ss.3601 et seq. (1996),

                  B. Title VII of the Consumer Credit Protection Act, as amended, 15 U.S.C. ss.ss.1691 - 1691f(1996), and

                  C. Section 527 of the National Housing Act, as amended, 12 U.S.C.ss.1735f-5 (1996).

                  No waivers of any laws, rules, regulations, or requirements (including, but not limited to, minimum foot requirements per unit) are required for the Facility to operate at the foregoing licensed unit capacity. All Reimbursement Contracts are in full force and effect with respect to the Facility, and Borrower and Manager are in good standing with all the respective agencies governing such applicable Facility licenses, program certification and Reimbursement Contracts. Borrower and Manager are current in the payment of all so-called provider specific taxes or other assessments with respect to such Reimbursement Contracts. Borrower will maintain the Certificate of Need, if applicable, and/or any required Permits in full force and effect. In the event any existing management agreement is terminated or Lender acquires the Facility through foreclosure or otherwise, neither Lender nor a subsequent manager, a subsequent lessee or any subsequent purchaser (through foreclosure or otherwise) must obtain a Certificate of Need prior to applying for and receiving a license to operate the Facility and certification to receive Medicare and Medicaid payments (and its successor programs) for patients having coverage thereunder provided that no service or unit complement is changed.

         3.8 Maintain Unit Capacity. Neither Borrower nor Manager has granted to any third party the right to reduce the number of licensed units in the Facility or to apply for approval to transfer the right to any or all of the licensed Facility units to any other location.

         3.9      [Intentionally Deleted]

         3.10 Third Party Payors. There is no pending or, to the best of Borrower's knowledge threatened, revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting Borrower, Manager or the Facility or any participation or provider agreement with any third-party payor, including Medicare, Medicaid, Blue Cross and/or Blue Shield, and any other private commercial insurance managed care and employee assistance program (such programs, the "Third-Party Payors' Programs") to which Borrower or Manager presently is subject. All Medicare (if any), Medicaid (if any) and private insurance cost reports and financial reports submitted by Borrower or Manager are and will be materially accurate and complete and have not been and will not be misleading in any material respects.

         3.11 Governmental Proceedings and Notices. Neither Borrower nor Guarantor nor Manager nor the Facility is currently the subject of any proceeding by any governmental agency, and no notice of any violation has been received from any federal, state or local government or quasi- governmental body or agency or any administrative or investigative body that would, directly or indirectly, or with the passage of time:

                  (a) have a material adverse impact on Borrower's or Manager's ability to accept and/or retain residents or result in the imposition of a fine related to the Facility, an alternative, interim or final sanction against Borrower, Guarantor, Manager or the holder of any Permit, a lower rate certification or a lower reimbursement rate for services rendered to eligible patients;

                  (b) modify, limit or annul or result in the transfer, suspension, revocation or imposition of probationary use of any of the Permits;

                  (c) would result in the appointment of a receiver or manager;

                  (d) have a material adverse effect on Borrower, Guarantor or the operation of the Mortgaged Property and the Facility; or

                  (e) affect Borrower's continued participation in the Medicare or Medicaid programs or any other Third-Party Payors' Programs, or any successor programs thereto, at current rate certifications.

         3.12 Physical Plant Standards. The Facility and the use thereof comply in all material respects with all applicable local, state and federal building codes, fire codes, health care, nursing/assisted living/senior housing facility (as applicable) and other similar regulatory requirements (the "Physical Plant Standards"), and no waivers of Physical Plant Standards exist at the Facility.

         3.13 Pledge of Receivables. Borrower has not pledged its Accounts as collateral security for any loan or Indebtedness other than, if applicable, the Loan.

         3.14 Payment of Taxes and Property Impositions. Borrower has filed all federal, state, and local tax returns which it is required to file and has paid, or made adequate provision for the payment of, all taxes and assessments which are shown pursuant to such returns or are required to be shown thereon, including, without limitation, provider taxes, which are due and owing as of the date hereof. All such returns are complete and accurate in all respects. Borrower has paid or made adequate provision for the payment of all applicable water and sewer charges, ground rents (if applicable) and Taxes (as defined in the Mortgage) with respect to the Land and/or the Improvements which are due and owing as of the date hereof.

         3.15 Title to Mortgaged Property. Borrower has good and marketable title to all of the Mortgaged Property, subject to no lien, mortgage, pledge, encroachment, zoning violation, or encumbrance, except Permitted Encumbrances which do not materially interfere with the security intended to be provided by the Mortgage or the current use or operation of the Land and the Improvements or the current ability of the Facility to generate net operating income sufficient to service the Loan. All Improvements situated on the Land are situated wholly within the boundaries of the Land.

         3.16 Priority of Mortgage. The Mortgage constitutes a valid first lien against the real and personal property described therein, prior to all other liens or encumbrances, including those which may hereafter accrue, excepting only Permitted Encumbrances which do not and will not materially and adversely affect (a) the ability of Borrower to pay in full the principal of and interest on the Note when due, (b) the security (and its value) intended to be provided by the Mortgage or (c) the current use of the Land and the Improvements.

         3.17 Location of Chief Executive Offices and Places of Business. The location of Borrower's chief executive offices are set forth on Exhibit "C" hereto. Borrower has no place(s) of business other than the locations of the Related Facilities.

         3.18 Disclosure. All information furnished or to be furnished by Borrower to Lender in connection with the Loan or any of the Loan Documents is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to provide Lender with true and accurate knowledge of the subject matter.

         3.19 Trade Names. Neither Borrower nor the Facility, which operates under the trade name "West Shores", has changed its name, been known by any other name, or been a party to a merger, reorganization or similar transaction (except the merger of ILM Senior Living, Inc. into an Affiliate of the Borrower) within the last five (5) years.

         3.20 ERISA. As of the date hereof and throughout the term of this Agreement,

                  (a) Borrower is not an "employee  benefit plan," as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), subject to Title I of ERISA, and none of the assets of Borrower will constitute "plan assets" (within the meaning of Department of Labor Regulation
Section 2510.3-101) of one or more such plans, and

                  (b) Borrower will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and transactions by or with Borrower will not be subject to state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans.

                  The execution and delivery of the Loan Documents and the borrowing of indebtedness hereunder do not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). Borrower shall not engage in a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, as such sections relate to Borrower, or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt prohibited transaction under ERISA.

         3.21 Ownership. The ownership interests of the Persons comprising Borrower and each of the respective interests in Borrower are correctly and accurately set forth on Exhibit "D" hereto.

         3.22 Compliance With Applicable Laws. The Facility and its operations and the Land and Improvements comply in all material respects with all covenants and restrictions of record and applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and the regulations thereunder, and all laws, ordinances, rules and regulations relating to zoning, density, setback requirements and building codes, there are no waivers of any building codes currently in existence for the Facility. No proceedings are pending or to the best knowledge of Borrower and Guarantor, threatened, which would result in a change of zoning of the Land and the Facility. The existing use of the Facility is consistent with the zoning classification of the Facility or is a legal non-conforming use that is permitted notwithstanding any inconsistency with such classification.

         3.23 Solvency. Borrower is currently solvent for purposes of 11 U.S.C. ss.548, and the borrowing of the Loan will not render Borrower currently insolvent for purposes of 11 U.S.C.ss.548.

         3.24 Management Agreement. The Management Agreement is in full force and effect, and there are no defaults (either monetarily or non-monetarily) by Manager or Borrower thereunder.

         3.25 Other Indebtedness. Borrower has no outstanding Indebtedness, secured or unsecured, direct or contingent (including any guaranties), other than (a) the Related Loans, and (b) indebtedness which represents trade payables or accrued expenses incurred in the ordinary course of business of owning and operating the Mortgaged Property; no other debt incurred by Borrower after the date hereof will be secured (senior, subordinate or pari passu) by the Mortgaged Property.

         3.26 Other Obligations. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Mortgaged Property is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Mortgaged Property and other than obligations under the Mortgage and the other Loan Documents and the documents for the Related Loans.

         3.27 Fraudulent Conveyances. Borrower (a) has not entered into this Agreement or any of the other Loan Documents with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and mature. Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

         3.28 No Change in Facts or Circumstances. All information in any application for the Loan submitted to Lender (the "Loan Application") and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application are complete and accurate in all material respects as of the date hereof. There has been no material adverse change in any fact or circumstance known to Borrower on the date hereof that would cause any such information or certificates to be incomplete or inaccurate after the date hereof.

         3.29 Execution of Documents. Neither the execution and delivery of the Note, the Mortgage or any other Loan Documents, Borrower's performance thereunder, nor the recordation of the Mortgage, will adversely affect the Permits.

         3.30 Federal Programs; Antitrust Law. Neither Borrower nor Guarantor nor Manager is a participant in any federal program whereby any federal, state or local, government or quasi- governmental body or agency, may have the right to recover funds by reason of the advance of federal funds. Neither Borrower nor Guarantor nor Manager has received notice of, and neither is aware of, any violation of applicable antitrust laws.

         3.31 Rent Roll. The rent roll for the Facility, dated May 31, 2000, and submitted by the Borrower to the Lender, contains no errors, and is true, complete and correct as of the date thereof and accurately states both the gross potential rents and the actual leased unit rents for the Facility within a tolerance range of ten percent (10%).

         3.32 Facility Condition. The Facility is in good and habitable condition and there are no deficiencies in the repair or maintenance of the Property that threaten the health or safety of its residents and their invited guests. There is no material uncured violation at the Property of any building or housing code or similar law or ordinance, and the physical configuration of the Property is not in material violation of the Americans With Disabilities Act.

         3.33 Access. To the best of our knowledge, the Land and the Improvements do not share ingress and egress through an easement or private road or share on site or off site recreational facilities and amenities that are not located on the Land and under the exclusive control of Borrower, or where there is shared ingress and egress or amenities, there exists an easement or joint use and maintenance agreement, a copy of which has been delivered to Lender, under which
(a) access to and use and enjoyment of the easement or private road and/or recreational facilities and amenities is perpetual, (b) the number of Persons sharing such easement and/or recreational facilities and amenities must be specified, and (c) the failure to pay any maintenance fee will not result in a loss of usage of the easement.

                                   ARTICLE IV
                        AFFIRMATIVE COVENANTS OF BORROWER

         Borrower agrees with and covenants unto Lender that until the Loan and all interest thereon and other sums payable to Lender under the Loan Documents have been paid in full, Borrower shall:

         4.1 Payment of Loan/Performance of Loan Obligations. Duly and punctually pay or cause to be paid the principal and interest of the Note in accordance with its terms and duly and punctually pay and perform or cause to be paid or performed all Loan Obligations hereunder and under the other Loan Documents.

         4.2 Maintenance of Existence. Maintain its existence as a Delaware corporation, and, in each jurisdiction in which the character of the property owned by it or in which the transaction of its business makes qualification necessary, maintain good standing.

         4.3      Maintenance of Single Purpose.

                  (a) Maintain its existence as a Single Purpose Entity; and

                  (b) At all times cause there to be at least one duly appointed member of the board of directors (an "Independent Director") reasonably satisfactory to Lender who shall not have been at the time of such individual's initial appointment, and may not have been at any time during the preceding five years, and shall not be at any time while serving as such director, either (i) an owner of any of Borrower's equity interests, or an officer, director, or employee of Borrower or any of Borrower's shareholders, principals, subsidiaries or Affiliates, except for service as an independent director on the board of directors of Affiliates of Borrower, (ii) a customer of, or supplier to, Borrower or any of Borrower's shareholders, principals, subsidiaries or Affiliates, except for service as an independent director on the board of directors of Affiliates of Borrower, (iii) a Person controlling or under common control with any such shareholder, principal, director, employee, supplier or customer, or (iv) a member of the immediate family of any such shareholder, principal, director, employee, supplier or customer. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of a Person, whether through ownership of voting securities, by contract or otherwise.

         4.4 Accrual and Payment of Taxes. During each fiscal year, make provision for the payment in full of all current tax liabilities of all kinds including, without limitation, federal and state income taxes, franchise taxes, payroll taxes, provider taxes (to the extent necessary to participate in and receive maximum funding pursuant to Reimbursement Contracts), Taxes (as defined in the Mortgage), all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required payments to employee benefit plans, and pay the same when they become due.

         4.5 Insurance. Maintain, at its expense, the following insurance coverages and policies with respect to the Mortgaged Property and the Facility, which coverages and policies must be acceptable to Lender's insurance consultant in its sole discretion and with coverage amounts acceptable to Lender's insurance consultant in its commercially reasonable discretion:

                  (a) Comprehensive "all risk" insurance, including coverage for windstorms and hail, in an amount equal to 100% of the full replacement cost of the Facility, which replacement cost shall be determined by the "Insurable Value" or "Cost Approach to Value" reflected in the most recent Lender approved appraisal for the Facility, without deduction for depreciation. Such insurance shall also include (i) agreed insurance amount endorsement waiving all co-insurance provisions, and (ii) an "Ordinance or Law Coverage" endorsement if the Facility or the use thereof shall constitute a legal non-conforming structure or use.

                  (b) Commercial general liability insurance against claims for personal injury, bodily injury, death or property damage, in or about the Facility to be on a so-called "occurrence" basis for at least $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate with a $25,000,000.00 umbrella coverage.

                  (c) Professional liability insurance against claims for personal injury, bodily injury or death, in or about the Facility to be on a so-called "occurrence" basis for at least $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate with a $25,000,000 umbrella coverage and insuring Borrower for acts occurring prior to the date of this Agreement.

                  (d) Business interruption income insurance for the Facility in an amount equal to 100% of the net income plus carrying costs and extraordinary expenses of the Facility for a period of twelve (12) months as projected by Lender, containing a 120-day extended period of indemnity endorsement.

                  (e) Flood Hazard  insurance if any portion of the Improvements is located in a federally designated "special flood hazard area" and in which flood insurance is available. In lieu thereof, Lender will accept proof, satisfactory to it in its commercially reasonable discretion, that the Improvements are not within the boundaries of a designated area.

                  (f) Workers' compensation insurance, if applicable and required by state law, subject to applicable state statutory limits, and employer's liability insurance with a limit of $1,000,000.00 per accident and per disease per employee with respect to the Facility.

                  (g) Comprehensive boiler and machinery insurance, including property damage coverage and time element coverage in an amount equal to 100% of the full replacement cost, without deduction for depreciation, of the Facility housing the machinery, if steam boilers, pipes, turbines, engines or any other pressure vessels are in operation with respect to the Facility. Such insurance coverage shall include a "joint loss" clause if such coverage is provided by an insurance carrier other than that which provides the comprehensive "all risk" insurance described above.

                  (h) During the period of any construction and/or renovation of capital improvements with respect to the Facility or any new construction at the Facility, builder's risk insurance for any improvements under construction and/or renovation, including, without limitation, costs of demolition and increased cost of construction or renovation, in an amount equal the amount of the general contract plus the value of any existing purchase money financing for improvements and materials stored on or off the Property, including "soft cost" coverage.

                  (i) If the Facility is located in a seismically active area or an area prone to geologic instability and mine subsidence, Lender may require an inspection by a qualified structural or geological engineer satisfactory to Lender, and at Borrower's expense. The Facility must be structurally and geologically sound and capable of withstanding normal seismic activity or geological movement. To the extent commercially available, Lender reserves the right to require earthquake insurance or Maximum Probable Loss insurance on a case by case basis in amounts determined by Lender in its commercially reasonable discretion.

                  (j) Such other insurance coverages as may be deemed necessary and as shall be provided within such time periods as Lender may determine, in each case, in its commercially reasonable discretion.

         All insurance policies shall have a term of not less than one year and shall be in the form and amount and with deductibles as, from time to time, shall be acceptable to Lender in its commercially reasonable discretion. All such policies shall provide for loss payable solely to Lender and shall contain a standard "non-contributory mortgagee" endorsement or its equivalent relating, among other things, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower and notwithstanding (i) occupancy or use of the Facility for purposes more hazardous than those permitted by the terms of such policy, (ii) any foreclosure or other action taken by Lender pursuant to the Mortgage upon the occurrence of an Event of Default thereunder, or (iii) any change in title or ownership of the Facility.

         All insurance policies must be written by a licensed insurance carrier in the State in which the Facility is located and such insurance carrier must have a long-term senior debt rating of at least "AA" by Standard and Poor's Rating Service, provided, however, that Borrower shall have thirty (30) days after the Closing Date to substitute the insurance carrier providing workers' compensation insurance for the Borrower with a carrier having a long-term senior debt rating of at least "AA" by Standard and Poor's Rating Service.

         All liability insurance policies must name "GMAC Commercial Mortgage Corporation and its successors and/or assigns as their interests may appear" as additional insureds, and all property insurance policies must name "GMAC Commercial Mortgage Corporation and its successors and/or assigns" as the named mortgage holder entitled to all insurance proceeds. Lender shall have the right, without Borrower's consent, by notice to the insurance company, to change the additional insured and named mortgagee endorsements in connection with any sale of the Loan.

         All insurance policies for the above required insurance must provide for thirty (30) days prior written notice of cancellation to Lender.

         Policies or binders, together with evidence of the above required insurance on ACORD Form 27 or its equivalent, must be submitted to Lender prior to setting the interest rate on the Loan.

         With respect to insurance policies which require payment of premiums annually, not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, Borrower shall pay such amount, except to the extent Lender is escrowing sums therefor pursuant to the Loan Documents. Not less than ten (10) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Lender of such payment, which premiums shall not be paid by Borrower through or by any financing arrangement without Lender's consent (other than a financing arrangement in effect as of the Closing Date, a copy of which has been provided to Lender by Borrower), shall be delivered by Borrower to Lender. Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section 4.5. If the limits of any policy required hereunder are reduced or eliminated due to a covered loss, Borrower shall pay the additional premium, if any, in order to have the required limits of insurance reinstated, or Borrower shall purchase new insurance in the same type that existed immediately prior to the loss and in the required amount.

         If Borrower fails to maintain and deliver to Lender the original policies or certificates of insurance required by this Agreement, Lender may, at its option, procure such insurance and Borrower shall pay or, as the case may be, reimburse Lender for, all premiums thereon promptly, upon demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment and such sum shall constitute a part of the Loan Obligations.

         The insurance required by this Agreement may, at the option of Borrower, be effected by blanket and/or umbrella policies issued to Borrower or to an Affiliate of Borrower covering the Facility and the properties of such Affiliate; provided that, in each case, the policies otherwise comply with the provisions of this Agreement and allocate to the Facility, from time to time, the coverage specified by this Agreement, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Agreement shall be effected by any such blanket or umbrella policies, Borrower shall furnish to Lender original policies or certified copies thereof, with schedules attached thereto showing the amount of the insurance provided under such policies which is applicable to the Facility.

         Neither Lender nor its agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Agreement; it being understood that (a) Borrower shall look solely to its insurance company for the recovery of such loss or damage, (b) such insurance company shall have no rights of subrogation against Lender, its agents or employees, and (c) Borrower shall use its best efforts to procure from such insurance company a waiver of subrogation rights against Lender. If, however, such insurance policies do not provide for a waiver of subrogation rights against Lender (whether because such a waiver is unavailable or otherwise), then Borrower hereby agrees, to the extent permitted by law and to the extent not prohibited by such insurance policies, to waive its rights of recovery, if any, against Lender, its agents and employees, whether resulting from any damage to the Facility, any liability claim in connection with the Facility or otherwise. If any such insurance policy shall prohibit Borrower from waiving such claims, then Borrower must obtain from such insurance company a waiver of subrogation rights against Lender.

         Borrower appoints Lender as Borrower's attorney-in-fact to cause the issuance of an endorsement of any insurance policy to bring Borrower into compliance herewith and, as limited above, at Lender's sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; provided, however, that in no event will Lender be liable for failure to collect any amounts payable under any insurance policy. Lender will use best efforts to give Borrower notice prior to any action being taken by Lender as Borrower's attorney-in-fact, but failure to do so will not in any way restrict Lender's rights under this paragraph.

         4.6 Proceeds of Insurance or Condemnation. If, after damage to or destruction of or condemnation of the Mortgaged Property (or any part thereof), the net Proceeds of insurance or condemnation (after payment of Lender's reasonable costs and expenses in connection with the administration thereof) are
(a) less than One Hundred Thousand Dollars ($100,000) or (b) One Hundred Thousand Dollars ($100,000) or more and Lender agrees, at its option, to make such net Proceeds available to Borrower, satisfy the following conditions for the repair, restoration and replacement by Borrower of the Improvements, Equipment and Inventory damaged, destroyed or taken, in which case Lender shall make such net Proceeds available to Borrower on the following terms:

                  (a) The aggregate amount of all such Proceeds shall not exceed the aggregate amount of all such Loan Obligations;

                  (b) At the time of such loss or damage and at all times thereafter while Lender is holding any portion of such Proceeds, there shall exist no Default or Event of Default;

                  (c) The Improvements, Equipment, and Inventory to which loss or damage has resulted shall be capable of being restored to its preexisting condition and utility in all material respects with a value equal to or greater than that which existed prior to such loss or damage and such restoration shall be capable of being completed prior to the earlier to occur of (i) the expiration of business interruption insurance as determined by an independent inspector or (ii) the Maturity Date;

                  (d) Within forty-five (45) days from the date of such loss or damage Borrower shall have given Lender a written notice electing to have the Proceeds applied for such purpose;

                  (e) Within ninety (90) days following the date of notice under the preceding subparagraph (d) and prior to any Proceeds being disbursed to Borrower, Borrower shall have provided to Lender all of the following:

                          (i) complete plans and specifications for restoration,
repair and replacement of the Improvements, Equipment and Inventory damaged to the condition, utility and value required by (c) above,

                           (ii) if loss or damage exceeds Fifty Thousand Dollars
($50,000), fixed- price or guaranteed maximum cost bonded construction contracts for completion of the repair and restoration work in accordance with such plans and specifications,

                           (iii) builder's risk  insurance for the  full cost of
construction with Lender named under a standard mortgagee loss-payable clause,

                           (iv)  such additional funds as in Lender's reasonable
opinion are necessary to complete such repair, restoration and replacement, and

                           (v)   copies of all permits and licenses necessary to
complete the work in accordance with the plans and specifications;

                  (f) Lender may, at Borrower's reasonable expense, retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of Proceeds as work progresses;

                  (g) No portion of such Proceeds shall be made available by Lender for architectural reviews or for any other purposes which are not directly attributable to the cost of repairing, restoring or replacing the Improvements, Equipment and Inventory to which a loss or damage has occurred unless the same are covered by such insurance;

                  (h) Borrower shall diligently pursue such work and shall complete such work prior to the earlier to occur of the expiration of business interruption insurance or the Maturity Date;

                  (i) Each disbursement by Lender of such Proceeds and deposits shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices and shall be made only upon receipt of disbursement requests on an AIA G702/703 form (or similar form approved by Lender) signed and certified by Borrower and, if required by Lender, its architect and general contractor with appropriate invoices and lien waivers as required by Lender; and

                  (j) Lender shall have a first lien on and security interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with such Proceeds, and Borrower shall execute and deliver such mortgages, deeds of trust, security agreements, financing statements and other instruments as Lender shall reasonably request to create, evidence, or perfect such lien and security interest.

         In the event and to the extent that such Proceeds are One Hundred Thousand Dollars ($100,000) or more and are not required to be used for the repair, restoration and replacement of the Improvements, Equipment and Inventory to which a loss or damage has occurred, or, if the conditions set forth herein for such application are otherwise not satisfied, then Lender shall be entitled without notice to or consent from Borrower to apply such Proceeds, or the balance thereof, at Lender's option either (a) to the full or partial payment or prepayment of the Loan Obligations (without premium) in the manner aforesaid or
(b) to the repair, restoration and/or replacement of all or any part of such Improvements, Equipment and Inventory to which a loss or damage has occurred. Any excess Proceeds after such application by Lender shall be paid to Borrower.

         4.7 Financial and Other Information. Provide Lender, and cause Guarantor and Manager to provide to Lender, at its address set forth in Section
8.7 and at GMAC Commercial Mortgage Corporation, 55 South Lake Avenue, Suite 230, Pasadena, California 91101-2602, the following financial statements and information during the term of the Loan:

                  (a) Within one hundred twenty (120) days after the end of each fiscal year of the Guarantor, audited consolidated financial statements of the operations of the Guarantor, Borrower, and Manager, prepared in accordance with GAAP by a nationally recognized accounting firm or independent certified public accounting firm acceptable to the Lender, which statements shall include a balance sheet and a statement of income and expenses for the year then ended. In lieu of its obligations hereunder, Guarantor may submit to Lender, upon its filing thereof, a copy of its Form 10-K as filed with the United States Securities and Exchange Commission.

                  (b) Within one hundred twenty (120) days after the end of each fiscal year of the Facility (if different from the Borrower) internally prepared financial statements of the operations of the Facility, prepared in accordance with GAAP which statements shall include a balance sheet and a statement of income and expenses for the year then ended, and shall be certified as true and correct in all material respects by a financial officer of Borrower. Lender reserves the right, upon an Event of Default under the Loan Documents, to require that such statements be audited by a nationally recognized accounting firm or independent certified public accounting firm acceptable to Lender.

                  (c) Within  forty-five  (45) days after the end of each fiscal quarter of the Facility, unaudited interim financial statements of the operations of the Facility, certified as true and correct in all material respects by a financial officer of Borrower, prepared in accordance with GAAP which statements shall include a balance sheet, statement of income and expenses for the quarter then ended.

                  (d) Within forty-five (45) days after the end of each fiscal quarter (except the last fiscal quarter) of the Borrower, unaudited interim financial statements of the operations of the Borrower (if different from the Facility), certified as true and correct in all material respects by a financial officer of Borrower, prepared in accordance with GAAP which statements shall include a balance sheet and statement of income and expenses for the quarter then ended.

                  (e) Within forty-five (45) days after the end of each fiscal quarter (except the last fiscal quarter) of Guarantor, unaudited interim financial statements of the operations of Guarantor, certified as true and correct in all material respects by a financial officer of Guarantor prepared in accordance with GAAP which statements shall include a balance sheet and a statement of income and expenses for the quarter then ended. In lieu of its obligations hereunder, Guarantor may submit to Lender a copy of its Form 10-Q as filed by Guarantor with the United States Securities and Exchange Commission.

                  (f) Within forty-five (45) days after the end of each fiscal quarter of Manager, unaudited interim financial statements of Manager, certified as true and correct in all material respects by a financial officer of Manager, prepared in accordance with GAAP, which statements shall include a balance sheet and a statement of income and expenses for the quarter then ended.

                  (g) If and to the extent applicable, within forty-five (45) days after the end of each fiscal quarter of the Facility, a statement of the number of unit days available and the actual resident days incurred for such quarter, together with quarterly census information of the Facility as of the end of such quarter in sufficient detail to show resident-mix (i.e., private, Medicare, Medicaid, and VA) on a daily average basis for such year through the end of such quarter which information shall be set forth on the Summary of Financial Statements and Census Data attached hereto as Exhibit "E" and certified by a financial officer of Manager or Borrower to be true and correct, in all material respects.

                  (h) If requested by Lender, within thirty (30) days after the filing deadline, as may be extended from time to time, copies of all federal, state and local tax returns of Borrower (which may be consolidated with Guarantor's returns for the same period) and Guarantor, together with all supporting documentation and required schedules.

                  (i) If and to the extent applicable, within ten (10) days after filing or receipt, all Medicaid and/or Medicare cost reports and any amendments thereto filed with respect to the Facility and all responses, audit reports or inquiries with respect to such cost reports.

                  (j) If and to the extent applicable, within ten (10) days after receipt, copies of all licensure and certification survey reports and statements of deficiencies (with plans of correction attached thereto).

                  (k) If and to the extent applicable, within ten (10) days after receipt, a copy of the "Medicaid Rate Calculation Worksheet" (or the equivalent thereof) from the applicable agency.

                  (l) If and to the extent applicable, within ten (10) days of receipt, a statement of the number of resident days for which the Facility has received the Medicare default rate for any applicable period. For purposes herein, "default rate" shall have the meaning ascribed to it in that certain applicable Medicare rate notification letter prepared in connection with any review or survey of the Facility.

                  (m) Within five (5) days after receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies, including but not limited to Medicaid and/or Medicare certification, that the Facility's license is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke, or suspend the Facility's license or certification.

                  (n) If requested by Lender, evidence of payment by Borrower or Manager of any applicable provider bed taxes or similar taxes.

                  (o) If and to the extent applicable, within forty-five (45) days after the end of each of Borrower's and Manager's fiscal quarters, and more frequently, if requested by Lender, an aged accounts payable report and an aged accounts receivable report for the Facility in sufficient detail to show amounts due from each class of resident-mix (i.e., private, Medicare, Medicaid, and VA) by the account age classifications of 30 days, 60 days, 90 days, 120 days and over 120 days.

         Lender reserves the right to require that the annual unaudited financial statements of the Facility be audited and prepared by a nationally recognized accounting firm or independent certified public accounting firm acceptable to Lender, at Borrower's sole cost and expense, if (i) an Event of Default exists, (ii) if required by internal policy or by any investor in any securities backed in whole or in part by the Loan or any rating agency rating such securities, or (iii) if Lender has reasonable grounds to believe that the unaudited financial statements do not accurately represent the financial condition of the Facility.

         The Lender further reserves the right to require such other financial information of Borrower, Guarantor, or Manager and/or the Facility at such other times (including monthly or more frequently) as it shall deem necessary, in its commercially reasonable discretion. All financial statements must be in such form and detail as the Lender shall from time to time request, in its commercially reasonable discretion.

         4.8 Compliance Certificate. At the time of furnishing the quarterly operating statements required under Section 4.7 herein, furnish to Lender a compliance certificate in the form attached hereto as Exhibit "F" executed by a financial officer of Borrower.

         4.9 Books and Records. Keep and maintain at all times at the Facility or Manager's offices, and upon Lender's request make available at the Facility, complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the results of the operation of the Facility, and copies of all written contracts, leases (if any), and other instruments which affect the Mortgaged Property, which books, records, contracts, leases (if any) and other instruments shall be subject to examination and inspection at any reasonable time by Lender (upon reasonable advance notice, which for such purposes only shall be given in writing, except in the case of an emergency or following an Event of Default, in which case no advance notice shall be required); provided, however, that if an Event of Default has occurred and is continuing, Borrower shall deliver to Lender upon written demand all books, records, contracts, leases (if any) and other instruments relating to the Facility or its operation and Borrower authorizes Lender to obtain a credit report on Borrower at any time.

         4.10 Payment of Indebtedness. Duly and punctually pay or cause to be paid all other Indebtedness now owing or hereafter incurred by Borrower in accordance with the terms of such Indebtedness, except such Indebtedness owing to those other than Lender which is being contested in good faith and with respect to which any execution against properties of Borrower has been effectively stayed and for which reserves and collateral for the payment and security thereof have been established in sufficient amounts as determined by Lender in its sole commercially reasonable discretion.

         4.11 Records of Accounts. Maintain all records, including records pertaining to the Accounts of Borrower, at the principal place of business of Borrower as set forth in this Agreement.

         4.12 Conduct of Business. Conduct, or cause Manager to conduct, the operation of the Facility at all times in a manner consistent with the level of operation of the Facility as of the date hereof, including without limitation, the following:

                  (a) to maintain the standard of care for the residents of the Facility at all times at a level necessary to ensure quality care for the residents of the Facility in accordance with customary and prudent industry standards;

                  (b) to operate the Facility in a prudent manner and in compliance in all material respects with applicable laws and regulations relating thereto and cause all Permits, Reimbursement Contracts, and any other agreements necessary for the use and operation of the Facility or as may be necessary for participation in the Medicaid, Medicare, or other applicable reimbursement programs (if any) to remain in effect without reduction in the number of licensed beds authorized for use in the Medicaid, Medicare, or other applicable reimbursement programs;

                  (c) to maintain sufficient Inventory and Equipment of types and quantities at the Facility to enable Borrower adequately to perform operations of the Facility;

                  (d) to keep all Improvements and Equipment located on or used in connection with the Facility in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto to keep the same in good operating condition;

                  (e) to maintain sufficient cash in the operating accounts of the Facility in order to satisfy the working capital needs of the Facility; and

                  (f) to keep all required Permits current and in full force and effect.

         4.13 Periodic Surveys. Furnish or cause Manager to furnish to Lender, within twenty (20) days of receipt, a copy of any Medicare, Medicaid, or other licensing agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Facility to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Lender a copy of the plan of correction generated from such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in Medicaid, Medicare or other reimbursement program pursuant to any Reimbursement Contract for existing residents or for new residents to be admitted with Medicaid or Medicare coverage, by the date required for cure by such agency (plus extensions granted by such agency).

         4.14     Debt Service Coverage Requirements.

                  (a) Maintain (commencing with the closing of the Loan) on a combined basis with all of the other Related Facilities, and, within forty-five
(45) days after the end of each fiscal quarter of Borrower, provide evidence to Lender of the achievement of, the following Debt Service Coverage Ratios until the Loan is paid in full:

                           (i) a Debt Service Coverage Ratio, after deduction of
Actual Management Fees, of not less than 1.10 to 1.0; and

                           (ii)  a Debt Service Coverage  Ratio, after deduction
of Assumed Management Fees, of not less than 1.25 to 1.0.

                  (b) If Borrower fails to achieve or provide evidence of achievement of the Debt Service Coverage Ratios required above upon fifteen (15) days written notice to Borrower, Borrower will deposit with Lender additional cash or other liquid collateral in an amount which, when added to the first number of the debt service coverage calculation, would have resulted in the noncomplying debt service requirement having been satisfied. If such failure continues for two (2) consecutive quarters, on the third consecutive quarter, if Borrower again fails to achieve or provide evidence of the achievement of the Debt Service Coverage Ratios required above, upon fifteen (15) days written notice to Borrower, Borrower will deposit with Lender additional cash or other liquid collateral (with credit for amounts currently being held by Lender pursuant to the foregoing sentence), in an amount which, if the same had been applied on the first (1st) day of the first quarter for which such noncompliance of the debt service coverage requirement occurred, to reduce the outstanding principal indebtedness of the Loan, would have resulted in the noncomplying debt service coverage requirement having been satisfied, and Borrower agrees promptly to provide such additional cash or other liquid collateral. Such additional collateral shall constitute and will be held by Lender in a standard custodial account, and shall constitute additional collateral for the Loan Obligations and an "Account" as defined in this Agreement, and, upon the occurrence of an Event of Default, may be applied by Lender, in such order and manner as Lender may elect, to the reduction of the Loan Obligations. Borrower shall not be entitled to any interest earned on such additional collateral. Provided that there is no outstanding Default or Event of Default, such additional collateral which has not been applied to the Loan Obligations will be released by Lender at such time as Borrower provides Lender with evidence that the required debt service coverage requirements outlined above have been achieved and maintained (without regard to any cash deposited pursuant to this Section 4.14) as of the end of each of two (2) consecutive fiscal quarters.

         4.15 Occupancy. Maintain or cause to be maintained at all times, a daily average annual occupancy for the Facility, as tested quarterly (on the basis of a calendar year), commencing on September 30, 2001, and on a combined basis for all Related Facilities, of eighty percent (80%) or more (based on the number of units available at each Facility), with the minimum number of units available at each Facility remaining at or in excess of the number of units set forth in the Description of Related Facilities set forth in Exhibit "B" hereto.

         4.16 Capital Expenditures. Maintain, and/or cause Manager to maintain, the Facility in good condition and make minimum capital expenditures for the Facility in each fiscal year, in the amount of $350 per unit (or the appropriate prorated amount for any partial fiscal year), (which capital expenditures may include ordinary repairs and routine maintenance), commencing the first year of the Loan term and continuing throughout the Loan term, and, within forty-five
(45) days after the end of each fiscal year, provide evidence thereof satisfactory to Lender. In the event that Borrower shall fail to meet such requirement or to provide such evidence, Borrower shall, upon Lender's written request, within thirty (30) days after the date of such request establish and maintain a capital expenditures reserve fund with Lender, equal to the difference between the required amount per unit and the amount per unit actually spent by Borrower. Borrower grants to Lender a lien on and a right of setoff against all moneys in the capital expenditures reserve fund, and Borrower shall not permit any other Lien to exist upon such fund. Moneys on deposit in such capital expenditures reserve fund will be disbursed to Borrower monthly upon Lender's receipt of satisfactory evidence that Borrower has caused to be made the required capital expenditures. Upon the occurrence of an Event of Default, Lender may apply any moneys in the capital expenditures reserve fund to the Loan Obligations, in such order and manner as Lender may elect. For any partial fiscal year during which the Loan is outstanding, the required expenditure amount shall be prorated by multiplying the required amount per unit amount by a fraction, the numerator of which is the number of days during such year for which all or part of the Loan is outstanding and the denominator of which is the number of days in such year. During the term of the Loan, Lender may, from time to time, engage a professional building inspector to conduct an inspection of the Facility. If the inspector's report indicates that repairs or replacements are necessary over and above the $350 per unit requirement in this Section 4.16, then Lender shall require a non-interest bearing repair escrow fund to insure completion of such necessary repairs or replacements. The amount of any such repair escrow fund shall be one hundred twenty-five percent (125%) of the estimated cost of repairs as determined by such inspector and Lender. Lender also shall require an agreement satisfactory to Lender, in its commercially reasonable discretion, which will provide for completion of the repairs and the disbursement of the escrow funds. All commercially reasonable fees and costs associated with the inspection, report and subsequent inspections (if required) shall be paid by Borrower.

         4.17 Management Agreement. Maintain the Management Agreement in full force and effect and timely perform all of Borrower's obligations thereunder and enforce performance in all material respects of all obligations of Manager thereunder and not permit the termination, amendment or assignment of the Management Agreement unless the prior written consent of Lender is first obtained, which consent may be in the sole and absolute discretion of Lender, provided, however, Manager may assign the Management Agreement to a wholly-owned subsidiary of Guarantor without Lender's consent but only with prior notice to Lender and execution by Borrower of a Collateral Assignment of Management Agreement with respect to any new Management Agreement. Borrower will enter into and cause Manager to enter into the Subordination Agreement. Borrower will not enter into any other management agreement without Lender's prior written consent, which consent may be in the sole and absolute discretion of Lender.

         4.18 Updated Appraisals. For so long as the Loan remains outstanding, if any Event of Default shall occur hereunder, or if, in Lender's commercially reasonable judgment, a material depreciation in the value of the Land and/or the Improvements shall have occurred, then in any such event, Lender, may cause the Land and Improvements to be appraised by an appraiser selected by Lender, and in accordance with Lender's appraisal guidelines and procedures then in effect, and Borrower agrees to cooperate in all respects with such appraisals and furnish to the appraisers all requested information regarding the Land and Improvements and the Facility. Borrower agrees to pay all reasonable costs incurred by Lender in connection with such appraisal, costs shall be secured by the Mortgage and shall accrue interest at the Default Rate until paid.

         4.19 Comply with Covenants and Laws. Comply, in all material respects, with all applicable covenants and restrictions of record and all laws, ordinances, rules and regulations and keep the Facility and the Land and Improvements in material compliance with all applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and regulations promulgated thereunder, and laws, ordinances, rules and regulations relating to zoning, health, building codes, setback requirements, Medicaid and Medicare laws and keep the Permits for the Facility in full force and effect.

         4.20 Taxes and Other Charges. Subject to Borrower's right to contest the same as set forth in Section 9(c) of the Mortgage, pay all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations which, if unpaid, would give rise to a Lien against real or personal property of the Borrower, except Liens to the extent permitted by this Agreement.

         4.21 Commitment Letter. Provide all items and pay all amounts required by the Commitment Letter. If any term of the Commitment Letter shall conflict with the terms of this Agreement, this Agreement shall govern and control. As to any matter contained in the Commitment Letter, and as to which no mention is made in this Agreement or the other Loan Documents, the Commitment Letter shall continue to be in effect and shall survive the execution of this Agreement and all other Loan Documents.

         4.22 Certificate. Upon Lender's reasonable written request, furnish Lender with a certificate stating that, to its knowledge, Borrower has complied with and is in compliance with all terms, covenants and conditions of the Loan Documents to which Borrower is a party and that there exists no Default or Event of Default or, if such is not the case, that one or more specified events have occurred, and that the representations and warranties contained herein are true and correct with the same effect as though made on the date of such certificate.

         4.23 Capital Improvements Escrow. Pursuant to the Capital Improvements Escrow and Security Agreement, establish and maintain the capital improvements escrow fund with Lender.

         4.24  Notice  of  Fees  or  Penalties.  Promptly  notify  Lender,  upon
Borrower's knowledge thereof, of the assessment by any state or any Medicare, Medicaid, health or licensing agency of any fines or penalties against Borrower, Manager, or the Facility.

         4.25 Loan Closing Certification. Immediately notify Lender in writing, in the event any representation or warranty contained in that certain Loan Closing Certification of even date herewith, executed by Borrower for the benefit of Lender, becomes untrue or there shall have been any material adverse change in any such representation or warranty.

         4.26 ERISA. As of the date hereof and throughout the term of this Agreement,

                  (a) Borrower will not be an "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), subject to Title I of ERISA, and none of the assets of Borrower will constitute "plan assets" (within the meaning of Department of Labor Regulation Section 2510.3-101) of one or more such plans, and

                  (b) Borrower will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and transactions by or with Borrower will not be subject to state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans.

                  Borrower shall not engage in a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, as such sections relate to Borrower, or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt prohibited transaction under ERISA.

         4.27 Environmental. Borrower covenants that, prior to the performance of any renovation, remodeling, demolition or repairs, verification and/or sampling of potential asbestos- containing materials ("ACMs") in the proposed work areas shall be performed to ensure that no ACMs will be impacted by work activities. Any abatement or removal of ACMs shall be performed in accordance with applicable federal, state, and local regulations.

         4.28 Cap Assignment: Delivery of Cap Payments. Assign each Cap in effect from time to time pursuant to this Agreement to Lender pursuant to the Cap Assignment, which Cap Assignment must be reasonably acceptable in form and content to Lender.

         4.29 Performance Under Cap Documents. Fully comply with, and to otherwise perform when due, its obligations under, all Cap Documents and all other agreements evidencing, governing or securing any Cap arrangement. The Borrower shall not exercise, without Lender's prior written consent, and shall exercise at Lender's direction, any rights or remedies under any Cap Documents, including without limitation the right of termination.

         4.30 Assumptions in Non-Consolidation Opinion. Borrower shall conduct its business so that the assumptions made in that certain substantive nonconsolidation opinion letter dated the date hereof, delivered by counsel in connection with the Loan shall be true and correct in all material respects.

                                    ARTICLE V
                         NEGATIVE COVENANTS OF BORROWER

         Until the Loan and all interest thereon and other sums payable to Lender under the Loan Documents have been paid in full, Borrower shall not:

         5.1 Assignment of Licenses and Permits. Assign or transfer any of its interest in any Permits or Reimbursement Contracts (including rights to payment thereunder) pertaining to the Facility, or assign, transfer, or remove or permit any other Person to assign, transfer, or remove any records pertaining to the Facility including, without limitation, resident records, medical and clinical records (except for removal of such resident records as directed by the residents owning such records or otherwise in the ordinary course of business), without Lender's prior written consent, which consent may be granted or refused in Lender's sole discretion.

         5.2 No Liens; Exceptions. Create, incur, assume or suffer to exist any Lien upon or with respect to the Facility, any of its properties, rights, income or other assets relating thereto, including, without limitation, the Mortgaged Property whether now owned or hereafter acquired, other than the following permitted Liens ("Permitted Encumbrances"):

                  (a) Liens at any time existing in favor of Lender;

                  (b) Liens which are listed in Exhibit "G" attached hereto;

                  (c) Leases to residents and commercial leases for resident services incidental to the operation of the Facility (e.g., barber shop, beauty parlor) provided such commercial leases, in the aggregate, do not generate more than 20% of gross income of the Facility;

                  (d) Easements, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances, which Lender has determined upon Borrower's request, in Lender's commercially reasonable discretion, will not interfere in any material respect with the ordinary conduct of the business of the Facility or the value of the Mortgaged Property or Lender's interest in the Mortgaged Property, and Borrower pays to Lender, upon demand, all costs and expenses incurred by Lender in connection with reviewing Borrower's request;

                  (e) The creation of a mechanic's, materialman's, or judgment lien against the Mortgaged Property which is fully disclosed to the Lender and released of record or otherwise remedied to Lender's satisfaction within thirty
(30) days after Borrower has knowledge of the creation of such Lien;

                  (f) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for money borrowed or for credit received with respect to property acquired) entered into in the ordinary course of business as presently conducted or to secure obligations for surety or appeal bonds; and

                  (g)  Liens  for   current   year's   taxes,   assessments   or
governmental charges or levies, provided payment thereof shall not be delinquent (except if Lender should have paid).

         5.3 Merger, Consolidation, etc. Except as otherwise provided in the Mortgage, consummate any merger, consolidation or similar transaction, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now or hereafter acquired), without the prior written consent of Lender, which consent may be granted or refused in Lender's sole discretion, except leases to residents and commercial leases for resident services incidental to the operation of the Facility (e.g. barber shop, beauty parlor) provided such commercial leases in the aggregate do not generate more than 20% of gross income of the Facility.

         5.4      Maintain Single Purpose Entity Status.

                  (a) Engage in any business or activity other than the ownership, operation and maintenance of the Related Facilities, and activities incidental thereto;

                  (b) Acquire or own any material assets other than (i) the Related Facilities, and (ii) such incidental machinery, equipment, fixtures and other personal property as may be necessary for the operation of the Related Facilities;

                  (c) Merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (except as permitted in the Loan Documents) or change its legal structure, without in each case Lender's consent, except as provided in Section 5.3;

                  (d) Fail to preserve its valid existence and good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of its Articles or Certificate of Incorporation, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect its ability to perform its obligations hereunder, under the Note or any other document evidencing or securing the Loan;

                  (e) Own any subsidiary or make any investment in any Person without the consent of Lender;

                  (f) Commingle its assets with the assets of any of its shareholders, Affiliates, principals or of any other Person except for loans, advances, dividends and distributions to shareholders of Borrower or Affiliates;

                  (g) Incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Loan and the Related Loans and trade payables incurred in the ordinary course of business, based on historical amounts;

                  (h) Fail to maintain its records, books of account and bank accounts separate and apart from those of its shareholders, principals and Affiliates and the Affiliates of any of its shareholders, principals, and any other Person;

                  (i) Enter into any contract or agreement with any of its shareholders, principals or Affiliates, or the Affiliates of any of its shareholders or principals, except upon terms and conditions that are substantially similar to those that would be available on an arms-length basis with third parties;

                  (j)  Seek its dissolution or winding up in whole, or in part;

                  (k) Maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its shareholders, principals and Affiliates, the Affiliates of any of its shareholders, principals or any other Person;

                  (l) Hold itself out to be responsible for the debts of another Person;

                  (m)  Make any loans or advances to any third party;

                  (n) Fail to have prepared and filed its own tax returns which maybe filed by Guarantor on a consolidated basis;

                  (o) Agree to, enter into or consummate any transaction which would render it unable to confirm that (i) it is not an "employee benefit plan" as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) it is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) less than twenty-five percent (25%) of each of its outstanding class of equity interests are held by "benefit plan investors" within the meaning of 29 C.F.R. ss. 2510.3-101(f)(2);

                  (p) Fail either to hold itself out to the public as a legal Person separate and distinct from any other Person or to conduct its business solely in its own name, in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that it is responsible for the debts of any third party (including any of its shareholders, principals or Affiliates, or any general partner, principal or Affiliate thereof); or

                  (q) Cause or permit the board of directors to take any action which, under the terms of any certificate of incorporation, bylaws or any voting trust agreement with respect to any common stock requires a vote of the board of directors, unless at the time of such action there shall be at least one member of the board of directors who is an Independent Director.

         5.5 Change of Business. Make any material change in the nature of its business as it is being conducted as of the date hereof.

         5.6 Changes in Accounting. Change its methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or Default had such change not taken place.

         5.7 ERISA. Engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under this Agreement, the Note, the Mortgage or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

         5.8      [Intentionally Deleted].

         5.9 Transfer of Ownership Interests. Except as otherwise allowable under the Mortgage, permit a change in the percentage ownership interest of the entity named in Exhibit "D", in the Borrower, unless the written consent of Lender is first obtained, which consent may be granted or refused in Lender's sole discretion.

         5.10 Change of Use. Materially alter or change the use of the Facility or enter into any management agreement for the Facility other than the Management Agreement or enter into any operating lease for the Facility, except leases to residents and commercial leases for resident services incidental to the operation of the Facility (e.g. barber shop, beauty parlor) provided such commercial leases in the aggregate do not generate more than 20% of gross income of the Facility, unless Borrower first notifies Lender and provides Lender a copy of the proposed lease agreement or management agreement, obtains Lender's written consent thereto, which consent may be withheld in Lender's sole discretion, and obtains and provides Lender with a subordination agreement in form satisfactory to Lender, as determined by Lender in its sole discretion, from such manager or lessee subordinating to all rights of Lender.

         5.11 Place of Business. Change its chief executive offices (if applicable) without first giving Lender at least thirty (30) days prior written notice thereof and promptly providing Lender such information and amendatory financing statements as Lender may request in connection therewith.

         5.12 Acquisitions. Directly or indirectly, purchase, lease, manage, own, operate, or otherwise acquire any property or other assets (or any interest therein) which are not used in connection with the operation of the Related Facilities.

         5.13 Dividends, Distributions and Redemptions. Except as otherwise consented to by Lender in writing, if the Debt Service Coverage Ratio is not being maintained (exclusive of any deposits made by Borrower and held by Lender pursuant to Section 4.14 of the Loan Agreement), declare or pay any dividends to its shareholders, members or partners, as applicable, or purchase, redeem, retire, or otherwise acquire for value, any ownership interests in Borrower now or hereafter outstanding, return any capital to its shareholders, members or partners, as applicable, or make any distribution of assets to its shareholders, members, or partners, as applicable.

         5.14     Participation in Medicare/Medicaid; Transfer of License

                  (a) Without the prior written consent of Lender, which may be granted or withheld in its discretion, participate or permit any operator or Manager of the Property to participate, in Medicare and Medicaid, or any provider agreement under Medicare and Medicaid, or accept any residents whose ability to reside in the Property requires that the Borrower, the Property or any operator or Manager participate in Medicare, Medicaid or any similar provider program; or

                  (b) (i) Transfer any Permit to any location other than the Property for which it is issued or pledge any Permit as collateral security for any other loan or indebtedness, (ii) rescind, withdraw, modify, or otherwise alter any Permit if doing so would have a material adverse effect on the Property, or (iii) pledge any receivables as collateral security for any other loan or Indebtedness or allow any operator or Manager to do so.

                                   ARTICLE VI
                              ENVIRONMENTAL HAZARDS

         6.1 Prohibited Activities and Conditions. Except for matters covered by a written program of operations and maintenance approved in writing by Lender (an "O&M Program") or matters described in Section 6.2 or matters described in Exhibit "H" during the term of the Loan, Borrower shall not cause or permit to exist any of the following:

                  (a) The presence, use, generation, release, treatment, processing, storage (including storage in above ground and underground storage tanks), handling, or disposal-of any Hazardous Materials in, on or under the Land, any Improvements, or any other property of Borrower that is adjacent to the Land in violation of applicable Hazardous Materials Laws;

                  (b) The transportation of any Hazardous Materials to, from, or across the Land;

                  (c) Any occurrence or condition on the Land or in the Improvements or any other property of Borrower that is adjacent to the Land, which occurrence or condition is in violation of Hazardous Materials Laws;

                  (d) Any violation of or noncompliance with the terms of any Environmental Permit with respect to the Land, the Improvements or any property of Borrower that is adjacent to the Land; or

                  (e) Any Lien (whether or not such Lien has priority over the Lien created by the Mortgage) upon the Land or any Improvements imposed pursuant to any Hazardous Materials Laws.

The matters described in clauses (a) through (d) above are referred to collectively in this Article VI as "Prohibited Activities and Conditions" and individually as a "Prohibited Activity and Condition."

         6.2 Exclusions. Notwithstanding any other provision of Article VI to the contrary, "Prohibited Activities and Conditions" shall not include the safe and lawful use and storage of quantities of (a) pre-packaged supplies, medical waste, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable facilities, (b) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by occupants of the Facility; and (c) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Land's parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

         6.3 Preventive Action. Borrower shall take all appropriate steps (including the inclusion of appropriate provisions in any Leases approved by Lender which are executed after the date of this Agreement) to prevent its employees, agents, contractors, tenants and occupants of the Facility from causing or permitting any Prohibited Activities and Conditions.

         6.4 O & M Program Compliance. If an O&M Program has been established with respect to Hazardous Materials, Borrower shall comply in a timely manner with, and cause all employees, agents and contractors of Borrower and any other Persons (excluding trespassers) present on the Land to comply with the O&M Program. All costs of performance of Borrower's obligations under any O&M Program shall be paid by Borrower, and Lender's out-of-pocket costs incurred in connection with the monitoring and review of the O&M Program and Borrower's performance shall be paid by Borrower upon demand by Lender. Any such out-of-pocket costs of Lender which Borrower fails to pay promptly shall become an additional part of the Loan Obligations.

         6.5 Borrower's Environmental Representations and Warranties. Borrower represents and warrants to Lender that, except as previously disclosed to Lender in environmental reports obtained by Lender in connection with the Loan and by Borrower to Lender in Exhibit "H" attached hereto and made a part hereof:

                  (a) Borrower has not at any time caused or, to its knowledge, permitted any Prohibited Activities and Conditions on the Land.

                  (b) No Prohibited Activities and Conditions exist or to the best of Borrower's knowledge after due inquiry, have existed on the Land.

                  (c) The Land and the Improvements do not now contain any underground storage tanks, and, to the best of Borrower's knowledge after reasonable and diligent inquiry, the Land and the Improvements have not contained any underground storage tanks in the past. If there is an underground storage tank located on the Land or the Improvements which has been previously disclosed by Borrower to Lender in writing, that tank complies with all requirements of Hazardous Materials Laws.

                  (d) Borrower has complied with all Hazardous Materials Laws, including all requirements for notification regarding releases of Hazardous Materials relating to the Land. Without limiting the generality of the foregoing, Borrower has obtained all Environmental Permits required for the operation of the Land and the Improvements in accordance with Hazardous Materials Laws now in effect and all such Environmental Permits are in full force and effect. During Borrower's ownership of the Land and, to the best of Borrower's knowledge after reasonable and diligent inquiry, no event has occurred with respect to the Land and/or Improvements that constitutes or, with the passing of time or the giving of notice, would constitute, noncompliance with the terms of any Environmental Permit.

                  (e) There are no actions, suits, claims or proceedings pending or, to the best of Borrower's knowledge after reasonable and diligent inquiry, threatened that involves the Land and/or the Improvements and allege, arise out of, or relate to any Prohibited Activity and Condition.

                  (f) Borrower has not received any written complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Land, the Improvements or any other property of Borrower that is adjacent to the Land. The representations and warranties in this Article VI shall be continuing representations and warranties that shall be deemed to be made by Borrower throughout the term of the Loan evidenced by the Note and until all of the Loan Obligations (other than future obligations of the Borrower pursuant to the provisions of this Article VI or Section 8.5 of this Agreement) have been paid in full.

         6.6 Notice of Certain Events. During the term of the Loan, Borrower shall promptly notify Lender in writing of any and all of the following that may occur:

                  (a) Borrower's actual discovery of any Prohibited Activity and Condition.

                  (b) Borrower's  receipt of or actual  knowledge of any written complaint, order, notice of violation or other communication from any Governmental Authority or other Person with regard to present or future alleged Prohibited Activities and Conditions or any other environmental, health or safety matters affecting the Land, the Improvements or any other property of Borrower that is adjacent to the Land.

                  (c) Any representation or warranty in this Article VI which becomes untrue at any time after the date of this Agreement.

                  Any such notice given by Borrower shall not relieve Borrower of, or result in a waiver of, any obligation under this Agreement, the Note, or any of the other Loan Documents.

         6.7 Costs of Inspection. Borrower shall pay promptly the costs of any environmental inspections, tests or audits ("Environmental Inspections") required by Lender in connection with any foreclosure or deed in lieu of foreclosure or, if required by Lender, as a condition of Lender's consent to any "Transfer" (as defined in the Mortgage), or required by Lender following a commercially reasonable determination by Lender that Prohibited Activities and Conditions may exist. Any such costs incurred by Lender (including the reasonable fees and out-of-pocket costs of attorneys and technical consultants whether incurred in connection with any judicial or administrative process or otherwise) which Borrower fails to pay promptly shall become an additional part of the Loan Obligations. The results of all Environmental Inspections made by Lender shall at all times remain the property of Lender, and Lender shall have no obligation to disclose or otherwise make available to Borrower or any other party such results or any other information obtained by Lender in connection with its Environmental Inspections. Lender hereby reserves the right, and
Borrower hereby expressly authorizes Lender, to make available to any prospective purchaser of the Loan or transferee of the Lender's interest in and to the Mortgage or transferee of the Mortgaged Property under a deed in lieu of foreclosure or any prospective bidder at a foreclosure sale of the Mortgaged Property, the results of any Environmental Inspections made by Lender with respect to the Mortgaged Property. Borrower consents to Lender notifying any party (either as part of a notice of sale or otherwise) of the results of any of Lender's Environmental Inspections. Borrower acknowledges that Lender cannot control or otherwise assure the truthfulness or accuracy of the results of any of its Environmental Inspections and that the release of such results to prospective bidders at a foreclosure sale of the Mortgaged Property may have a material and adverse effect upon the amount which a party may bid at such sale. Borrower agrees that Lender shall have no liability whatsoever as a result of delivering the results of any of its Environmental Inspections to any prospective bidder or purchaser or transferee of the Loan or in connection with Mortgagee's interest in the Mortgaged Property, and Borrower hereby releases and forever discharges Lender from any and all claims, damages, or causes of action, arising out of, connected with or incidental to the results of such delivery of any of Lender's Environmental Inspections.

         6.8 Remedial Work. If any investigation, site monitoring, containment, clean-up, restoration or other remedial work ("Remedial Work") is necessary to bring Borrower into compliance with any Hazardous Materials Law or order of any Governmental Authority that has or acquires jurisdiction over the Land, the Improvements or the use, operation or improvement of the Land under any Hazardous Materials Law, Borrower shall, by the earlier of (a) the applicable deadline required by Hazardous Materials Law or (b) sixty (60) days after notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete such work by the time required by applicable Hazardous Materials Law. If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower shall reimburse Lender on demand for the actual cost of doing so. Any reimbursement due from Borrower to Lender shall become part of the Loan Obligations. Borrower shall control any and all dealings with any governmental authority (unless or until Lender causes the Remedial Work to be completed as provided herein).

         6.9 Cooperation with Governmental Authorities. Borrower shall cooperate with any inquiry by any Governmental Authority and shall comply with any governmental or judicial order which arises from any alleged Prohibited Activity and Condition affecting the Land.

         6.10     Indemnity.

                  (a) During the term of the Loan, Borrower shall hold harmless, defend and indemnify (i) Lender, (ii) any prior owner or holder of the Note,
(iii) any Person who is or will have been involved in the servicing of the Note,
(iv) the officers, directors, partners, agents, shareholders, employees and trustees of any of the foregoing, and (v) the heirs, legal representatives, successors and assigns of each of the foregoing (together, the "Indemnitees") from and against all proceedings, claims, damages, losses, expenses, penalties and costs (whether initiated or sought by any Governmental Authority or private parties), including reasonable fees and out of pocket expenses of attorneys and expert witnesses, investigatory fees, and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following (unless any of the following result from the gross negligence or wilful misconduct of the Lender):

                           (i)      Any breach of any representation or warranty
of Borrower in this Article VI;

                           (ii)     Any failure  by Borrower  to perform  any of
its obligations under this Article VI;

                           (iii)    The existence  or alleged  existence  of any
Prohibited Activity and Condition on the Land or in the Improvements;

                           (iv)     The   presence   or   alleged   presence  of
Hazardous Materials in, on, around or under the Land, the Improvements or any property of Borrower that is adjacent to the Land in violation of applicable Hazardous Materials Laws; or

                           (v)      The  actual  or  alleged  violation  of  any
Hazardous Materials Law by Borrower, its agents, invitees, licensees or contractors or by Manager or any Affiliate or their respective duly authorized representatives.

                  (b) Counsel selected by Borrower to defend Indemnitees shall be subject to the reasonable approval of those Indemnitees. Notwithstanding anything contained herein, any Indemnitee may elect to defend any claim or legal administrative proceeding against said Indemnitee at Borrower's expense. Nothing contained herein shall prevent an Indemnitee from employing separate counsel in any such action at any time and participating in the defense thereof at its own expense.

                  (c) Borrower shall not, without the prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (a "Claim") settle or compromise the Claim if the settlement (i) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of those Indemnitees, satisfactory in form and substance to Lender; or (ii) may materially and adversely affect any Indemnitee, as determined by such Indemnitee in its sole discretion.

                  (d) The liability of Borrower to indemnify the Indemnitees hereunder shall not be limited or impaired by any of the following, or by any failure of Borrower or any guarantor to receive notice of or consideration for any of the following:

                           (i)      Any amendment  or modification  of any  Loan
Document;

                           (ii)     Any  extensions  of   time  for  performance
required by any of the Loan Documents;

                           (iii)    The   accuracy    or    inaccuracy  of   any
representations and warranties made by Borrower under this Agreement or any other Loan Document;

                           (iv)     The release of Borrower or any other Person,
by Lender or by operation of law, from performance of any obligation under any of the Loan Documents;

                           (v)      The release or  substitution in whole  or in
part of any security for the Loan Obligations;

                           (vi)     Lender's failure  to  properly  perfect  any
lien or security interest given as security for the Loan Obligations; or

                           (vii)    Any provision in  any of the  Loan Documents
limiting Lender's recourse to property securing the Loan or limiting the personal liability of Borrower or any party for payment of all or any part of the Loan.

                  (e) Borrower shall, at its own cost and expense, do all of the following:

                           (i)      Pay or satisfy  any judgment or  decree that
may be entered against any Indemnitee or Indemnitees in any legal or administrative proceeding incident to any matters against which Indemnitees are entitled to be indemnified under this Article VI;

                           (ii)     Reimburse  Indemnitees  for  any  reasonable
expenses paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this Article VI; and

                           (iii)    Reimburse  Indemnitees   for  any   and  all
reasonable expenses, including fees and costs of attorneys and expert witnesses, paid or incurred in connection with the enforcement by Indemnitees of their rights under this Article VI, or in monitoring and participating in any legal or administrative proceeding.

                  (f) In any  circumstances  in which the  indemnity  under this
Article VI applies, Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lender, with the prior written consent of Borrower (which shall not be unreasonably withheld, delayed or conditioned) may settle or compromise any action or legal or administrative proceeding. Borrower shall reimburse Lender upon demand for all costs and expenses incurred by Lender, including all costs of settlements entered into in good faith, and the fees and out of pocket expenses of such attorneys and consultants.

                  (g) The provisions of this Article VI shall be in addition to any and all other obligations and liabilities that Borrower may have under the applicable law or under the other Loan Documents, and each Indemnitee shall be entitled to indemnification under this Article VI without regard to whether Lender or that Indemnitee has exercised any rights against the Land and/or the Improvements or any other security, pursued any rights against any guarantor, or pursued any other rights available under the Loan Documents or applicable law. If Borrower consists of more than one Person or entity, the obligation of those Persons or entities to indemnify the Indemnitees under this Article VI shall be joint and several. The obligations of Borrower to indemnify the Indemnitees under this Article VI shall survive any repayment or discharge of the Loan Obligations, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the lien of the Mortgage.

                                   ARTICLE VII
                         EVENTS OF DEFAULT AND REMEDIES

         7.1 Events of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

                  (a) The failure by Borrower to pay any installment of principal, interest or other payments required under the Note, the Mortgage or any other Loan Document within five (5) days after the same becomes due;

                  (b) any failure by Borrower to provide and maintain in full force and effect the insurance coverage required by Section 4.5(a) - (j), inclusive, of this Agreement;

                  (c) Borrower's violation of any covenant set forth in Article V hereof with the exception of Section 5.2 of this Agreement;

                  (d) Borrower's failure to deliver or cause to be delivered the financial statements and information set forth in Section 4.7 of this Agreement within the times required or violation of Section 5.2 of this Agreement, and such failure or violation is not cured within thirty (30) days following Lender's written notice to Borrower thereof;

                  (e) The failure by Borrower or Guarantor to establish and maintain the capital expenditures reserve fund in accordance with Section 4.16 of this Agreement;

                  (f) The failure of Borrower properly and timely to perform or observe any covenant or condition set forth in this Agreement (other than those specified in this Section 7.1) or the Commitment Letter or any other Loan Documents, which is not cured within any applicable cure period as set forth herein or in such other Loan Document, or, if no cure period is specified therefor, is not cured within thirty (30) days after notice to Borrower of such Default; provided, however, that if such Default cannot be cured within such thirty (30) day period, such cure period shall be extended for such period of time as Lender deems reasonably necessary, as long as Borrower is diligently and in good faith prosecuting said cure to completion. However, no such notice or grace period shall apply in the case of any such failure which could, in Lender's judgment, absent immediate exercise by Lender of a right or remedy under this Agreement, materially adversely affect Lender, or impair the Note, the Mortgage or any other security given under any other Loan Document;

                  (g)      [Intentionally Deleted]

                  (h) Any exercise by any existing or future holder (other than the Lender) of any debt instrument secured by a mortgage, deed of trust, deed to secure debt or security agreement covering the Mortgaged Property of a right to declare all amounts due under that debt instrument immediately due and payable;

                  (i) The Mortgaged Property becomes part of a bankrupt debtor's (other than the Borrower, or the Manager, if an Affiliate of Borrower) estate pursuant to any chapter of the Federal Bankruptcy Code or the Mortgaged Property otherwise becomes subject to any reorganization, receivership (other than a receivership proceeding instituted by Lender) or insolvency proceeding or any similar proceeding pursuant to any federal, state or foreign law affecting debtor and creditor rights, and, in the case of an involuntary bankruptcy, the Mortgaged Property is not removed from such bankruptcy's debtor's estate within ninety (90) days from the date of the filing thereof or, if a trustee, receiver or liquidator of all or any substantial part of the Mortgaged Property has been appointed, such appointment is not vacated or stayed within ninety (90) days after the date of such appointment;

                  (j) The filing by Borrower, Guarantor or Manager of a voluntary petition, or the adjudication of any of the aforesaid Persons, or the filing by any of the aforesaid Persons of any petition or answer seeking or acquiescing, in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or if any of the aforesaid Persons should seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for itself or of all or any substantial part of its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the mailing of any general assignment for the benefit of creditors or the admission in writing by any of the aforesaid Persons of its inability to pay its debts generally as they become due;

                  (k) The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against Borrower, Guarantor or Manager which petition seeks any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of ninety (90) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of any of the aforesaid Persons or of all or any substantial part of its properties or of any or all of the rents, revenues, issues, earnings, profits or income thereof which appointment shall remain unvacated and unstayed for an aggregate of ninety (90) days (whether or not consecutive);

                  (l) Unless otherwise permitted hereunder or under any other Loan Documents, the sale, transfer, lease, assignment, or other disposition, voluntarily or involuntarily, of the Mortgaged Property, or any part thereof, except for Permitted Encumbrances as described in Section 5.2 above, or any further encumbrance of the Mortgaged Property (except for Permitted Encumbrances), unless the prior written consent of Lender is obtained;

                  (m) Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Borrower, Guarantor or Manager or any of their respective officers, directors or trustees pursuant to or in connection with this Agreement (including, without limitation, representations and warranties contained herein or in any Loan Documents) or as an inducement to Lender to make the Loan to Borrower, (i) proves to have been false in any material respect at the time when the facts therein set forth were stated or certified, or (ii) proves to have omitted any substantial contingent or unliquidated liability or claim against Borrower, Guarantor or Manager known to them or (iii) on the date of execution of this Agreement there shall have been any material adverse change in any of the facts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Lender in writing at or prior to the time of such execution and, in the case of any of (i), (ii) or (iii) above, (A) is contained in the Loan Closing Certification, or (B) if not contained in the Loan Closing Certification, results in a breach in a financial covenant as set forth in Section 4.14 or 4.15;

                  (n) The commencement of a forfeiture action or proceeding, whether civil or criminal, which, in Lender's reasonable judgment, could result in a forfeiture of the Mortgaged Property or otherwise materially impair the lien created by the Mortgage or Lender's interest in the Mortgaged Property;

                  (o)  The  occurrence   of  a  default   (after  expiration  of
applicable notice and cure periods) under or with respect to any of the Related Loans;

                  (p) Fraud or intentional misrepresentation or intentional omission by Borrower, any guarantor of all or any part of the Loan Obligations, or any of their respective officers, directors or trustees, in connection with
(i) the application for or creation of the Loan, (ii) any financial statement, financial report, certification or other report or information required under the Loan Agreement to be provided to Lender during the term of the Loan, or
(iii) any request for Lender's consent to any proposed action, including a request for disbursement of funds under any Collateral Agreement.

                  (q) The failure of Borrower to correct or to cause Manager to correct, within the time deadlines set by any applicable Medicare, Medicaid or licensing agency, any deficiency which would result in the following actions by such agency with respect to the Facility:

                           (i)      a termination of  any Reimbursement Contract
or any Permit; or

                           (ii)     a  ban  on   new   admissions  generally  or
on admission of patients otherwise qualifying for Medicare or Medicaid coverage;

                  (r) A final judgment shall be rendered by a court of law or equity against (i) Borrower in excess of $50,000.00 or (ii) Manager or Guarantor in excess of $200,000, and the same shall remain undischarged for a period of thirty (30) days, unless such judgment is either (A) fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, or (B) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and Borrower, Guarantor or Manager as the case may be, has established reserves adequate for payment in the event such Person is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to Lender;

                  (s) A default under the Capital Improvements Fund Escrow and Security Agreement as described in Section 6.1 thereof;

                  (t) The failure of  Borrower to comply  with the provisions of
Section 13 of the Mortgage;

                  (u) The failure by Borrower, if requested, to: (a) furnish any documentation or information, (b) execute and deliver any documentation, (c) correct or amend any documents previously executed, or (d) perform any acts, in each case of (a), (b), (c) or (d), as provided in Paragraphs 1, 2 and 3 of the Agreement to Amend or Comply of even date herewith executed by Borrower for the benefit of Lender;

                  (v) Guarantor no longer holds 51% or more of the shares of voting stock of the Manager, unless the Manager has been replaced by an entity other than an Affiliate of Borrower, with Lender's prior consent;

                  (w) Failure to provide the items or satisfy the conditions listed on Exhibit "I" attached hereto within the respective time periods set forth on Exhibit "I"; or

                  (x) Any management or operating agreement for the Property is terminated without prior written consent of Lender.

         Notwithstanding anything in this Section, all requirements of notice shall be deemed eliminated if Lender is prevented from declaring an Event of Default by bankruptcy or other applicable law. The cure period, if any, shall then run from the occurrence of the event or condition of Default rather than from the date of notice.

         7.2 Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, Lender may, at its option:

                  (a) Declare the entire unpaid principal of the Loan Obligations to be, and the same shall thereupon become, immediately due and payable, without presentment, protest or further demand or prior notice of any kind, all of which are hereby expressly waived; and/or

                  (b) Proceed to protect and enforce its rights by action at law (including, without limitation, bringing suit to reduce any claim to judgment), suit in equity and other appropriate proceedings including, without limitation, for specific performance of any covenant or condition contained in this Agreement; and/or

                  (c) Exercise any and all rights and remedies afforded by the laws of the United States, the states in which any of the Mortgaged Property is located or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and the Loan Documents; and/or

                  (d) Exercise the rights and remedies of setoff and/or banker's lien against the interest of Borrower in and to every account and other property of Borrower which is in the possession of Lender or any Person who then owns a participating interest in the Loan, to the extent of the full amount of the Loan; and/or

                  (e)  Pursuant  to  the   Subordination  Agreement,  after  the
occurrence of an Event of Default, replace the Manager; and/or

                  (f) Exercise its rights and remedies pursuant to any other Loan Documents.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Nonrecourse to Borrower. Lender may not enforce the liability and obligation of Borrower to perform and observe the obligations under the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower except as provided in and in accordance with the terms and provisions of Section 12.19 of the Note. The provisions of Section 12.19 of the Note are hereby incorporated by reference.

         8.2 Waiver. No remedy conferred upon, or reserved to, Lender in this Agreement or any of the other Loan Documents is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity. Exercise of or omission to exercise any right of Lender shall not affect any subsequent right of Lender to exercise the same. No course of dealing between Borrower and Lender or any delay on Lender's part in exercising any rights shall operate as a waiver of any of Lender's rights. No waiver of any Default under this Agreement or any of the other Loan Documents shall extend to or shall affect any subsequent or other then existing Default or shall impair any rights, remedies or powers of Lender.

         8.3 Costs and Expenses. Borrower will bear all taxes, fees and expenses (including actual and reasonable attorneys' fees and expenses of counsel for Lender) in connection with the Loan, the Note, the preparation of this Agreement and the other Loan Documents (including any amendments hereafter made), and in connection with any modifications thereto and the recording of any of the Loan Documents. If, at any time, a Default occurs or Lender becomes a party to any suit or proceeding in order to protect its interests or priority in any collateral for any of the Loan Obligations or its rights under this Agreement or any of the Loan Documents, or if Lender is made a party to any suit or proceeding by virtue of the Loan, this Agreement or any Mortgaged Property and as a result of any of the foregoing, Lender employs counsel to advise or provide other representation with respect to this Agreement, or to collect the balance of the Loan Obligations, or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Loan Documents, any Mortgaged Property, Borrower, Guarantor or Manager, or to protect, collect, or liquidate any of the security for the Loan Obligations, or attempt to enforce any security interest or lien granted to Lender by any of the Loan Documents, then in any such events, all of the reasonable attorney's fees arising from such services, including attorneys' fees for preparation of litigation and in any appellate or bankruptcy proceedings, and any expenses, costs and charges relating thereto shall constitute additional obligations of Borrower to Lender payable on demand of Lender. Without limiting the foregoing, Borrower has undertaken the obligation for payment of, and shall pay, all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, and other taxes, expenses and charges payable in connection with this Agreement, any of the Loan Documents, the Loan Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement, and should Borrower fail, Borrower agrees to reimburse Lender for the amounts paid by Lender, together with penalties or interest, if any, incurred by Lender as a result of underpayment or nonpayment. Such amounts shall constitute a portion of the Loan Obligations, shall be secured by the Mortgage and shall bear interest at the rate of interest on the Note until repaid unless Borrower fails to repay Lender within thirty (30) days after the date of written notice of such payments, in which event such amounts shall bear interest at the Default Rate from the date advanced until repaid.

         8.4 Performance of Lender. At its option, upon Borrower's failure to do so, Lender may make any payment or do any act on Borrower's behalf that Borrower or others are required to do to remain in compliance with this Agreement or any of the other Loan Documents, and Borrower agrees to reimburse Lender, on demand, for any payment made or expense incurred by Lender pursuant to the foregoing authorization, including, without limitation, reasonable attorneys' fees, and until so repaid any sums advanced by Lender shall constitute a portion of the Loan Obligations, shall be secured by the Mortgage and shall bear interest at the Default Rate (as defined in the Note) from the date advanced until repaid.

         8.5 Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, of whatever kind or nature (including but not limited to reasonable attorneys' fees and other costs of defense) imposed upon or incurred by or asserted against Lender by reason of (a) ownership of the Note, (b) the Mortgage or the Mortgaged Property or any interest therein or receipt of any Rents, (c) any amendment to, or restructuring of, the Loan Obligations and/or any of the Loan Documents, (d) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of the Mortgage or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, Guarantor, Manager and/or any partner, joint venturer, member or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding, (e) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Land, the Improvements or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (f) any use, nonuse or condition in, on or about the Land, the Improvements or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (g) any failure on the part of Borrower, Guarantor or Manager to perform or comply with any of the terms of this Agreement or any of the other Loan Documents, (h) any claims by any broker, Person or entity claiming to have participated in arranging the making of the Loan evidenced by the Note, (i) any failure of the Land and/or Improvements to be in compliance with any applicable laws, (j) performance of any labor or services or the furnishing of any materials or other property with respect to the Land, the Improvements or any part thereof, (k) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-b, statement for recipients of proceeds from real estate, broker and barter exchange transactions, which may be required in connection with the Mortgage, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which the Loan is made, (l) any misrepresentation made to Lender in this Agreement or in any of the other Loan Documents, (m) any tax on the making and/or recording of the Mortgage, the Note or any of the other Loan Documents; (n) the violation of any requirements of the Employee Retirement Income Security Act of 1974, as amended, (o) any fines or penalties assessed or any corrective costs incurred by Lender if the Facility or any part of the Land and/or Improvements is determined to be in violation of any covenants, restrictions of record, or any applicable laws, ordinances, rules or regulations, or (p) the enforcement by any of the Indemnified Parties of the provisions of this Section 8.5. Any amounts payable to Lender by reason of the application of this Section 8.5, shall become immediately due and payable, and shall constitute a portion of the Loan Obligations, shall be secured by the Mortgage and shall accrue interest at the Default Rate (as defined in the Note). The obligations and liabilities of Borrower under this Section 8.5 shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure or exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage. For purposes of this Section 8.5, the term "Indemnified Parties" means Lender and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, without limitation, any investor in any securities backed in whole or in part by the Loan) as well as the respective directors, officers, shareholder, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, without limitation, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Mortgaged Property, whether during the term of the Mortgage or as a part of or following a foreclosure of the Loan and including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business). Notwithstanding anything herein to the contrary, the Indemnified Parties shall not be indemnified against matters caused by their own gross negligence or willful misconduct.

         8.6 Headings. The headings of the Sections of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

         8.7 Survival of Covenants. All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Lender, notwithstanding any investigation made by or on behalf of Lender, and shall survive the execution and delivery to Lender of the Note and this Agreement.

         8.8 Notices, etc. Any notice or other communication required or permitted to be given by this Agreement or the other Loan Documents or by applicable law shall be in writing and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below) with receipt acknowledged by the recipient thereof, (b) three
(3) Business Days following the date deposited in U.S. mail, certified or registered, with return receipt requested, or (c) one (1) Business Day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

                  If to Borrower:

                           Capital Senior Living A, Inc.
                           14160 Dallas Parkway, Suite 300
                           Dallas, Texas 75240
                           Attention: David R. Brickman, Esq.

                  with a copy to:

                           Winston W. Walp, II, Esquire
                           Jenkens & Gilchrist, P.C.
                           1445 Ross Avenue, Suite 3200
                           Dallas, Texas 75202

                  If to Lender:

                           GMAC Commercial Mortgage Corporation
                           200 Witmer Road
                           Horsham, Pennsylvania  19044
                           Attn:  Servicing Department

                  with a copy to:

                           Katherine L. Bishop, Esquire Ballard Spahr Andrews & Ingersoll, LLP 601 13th Street, NW, Suite 1000 South Washington, D.C. 20005-3807

                  Either party may change its address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective.

         8.9 Benefits. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. No Person other than Borrower or Lender shall be entitled to rely upon this Agreement or be entitled to the benefits of this Agreement.

         8.10 Participation, Sale or Transfer of Loan. Borrower acknowledges that Lender may, at its option, sell participation interests in the Loan or to other participating banks or Lender may (but shall not be obligated to) assign its interest in the Loan to its affiliates, or to other assignees (the "Assignee") to be included as a pool of properties to be financed in a proposed Real Estate Mortgage Investment Conduit (REMIC). Borrower agrees with each present and future participant in the Loan or Assignee of the Loan that if an Event of Default should occur, each present and future participant or Assignee shall have all of the rights and remedies of Lender with respect to any deposit due from Borrower. The execution by a participant of a participation agreement with Lender, and the execution by Borrower of this Agreement, regardless of the order of execution, shall evidence an agreement between Borrower and said participant in accordance with the terms of this Section. If the Loan is assigned to the Assignee, the Assignee will engage an underwriter (the "Underwriter"), who will be responsible for the due diligence, documentation, preparation and execution of certain documents required in connection with the offering of interests in the REMIC. Borrower agrees that Lender may, at its sole option and without notice to or consent of Borrower, assign its interest in the Loan to the Assignee for inclusion in the REMIC and, in such event, Borrower agrees to provide the Assignee with such information as may be reasonably required by the Underwriter in connection therewith or by an investor in any securities backed in whole or in part by the Loan or any rating agency rating such securities. Lender will endeavor to give Borrower reasonable notice of such anticipated assignment. Borrower irrevocably waives any and all right it may have under applicable law to prohibit such disclosure, including, but not limited to, any right of privacy, and consents to the disclosure of such information to the Underwriter, to potential investors in the REMIC, and to such rating agencies.

         Lender may, at any time, sell, transfer or assign the Loan, the Loan Documents, and any or all servicing rights with respect to the Loan, grant participations in the Loan or issue mortgage pass- through certificates or other securities (the "Securities") evidencing a beneficial interest in the Loan in a rated or unrated public offering or private placement, and may forward to each purchaser, transferee, assignee, servicer, participant or investor in such Securities (collectively, the "Investor"), any rating agency rating such Securities (a "Rating Agency"), the Federal Home Loan Mortgage Corporation or some other entity as determined by Lender (collectively, the "Credit Enhancer") in exchange for its credit enhancement of certain bonds issued by Lender (the "Credit Enhancement"), or prospective Investor, all documents and information Lender has with respect to the Loan as Lender deems necessary or desirable in its commercially reasonable discretion. Borrower and Guarantor shall furnish and consent to Lender furnishing to such Investors, such prospective Investors, the Credit Enhancer or Rating Agency, all information concerning the Loan, the Security, all leases of portions of each of the Facilities and the financial condition of Borrower, Guarantor, and the Security in such form, substance and detail as Lender, such Investor, such prospective Investor, Credit Enhancer or Rating Agency may request, in its commercially reasonable discretion. Upon any such transfer, Borrower and Guarantor shall provide an estoppel certificate to the Investor, Credit Enhancer or any prospective Investor in form and content satisfactory to Lender (in its commercially reasonable discretion), such Investor, Credit Enhancer or such prospective Investor together with such other documents as Lender may require in its commercially reasonable discretion.

         8.11 Supersedes Prior Agreements; Counterparts. This Agreement and the instruments referred to herein supersede and incorporate all representations, promises and statements, oral or written, made by Lender in connection with the Loan. This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of Lender and Borrower, respectively. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

         8.12 Loan Agreement Governs. The Loan is governed by the terms and provisions set forth in this Loan Agreement and the other Loan Documents and in the event of any irreconcilable conflict between the terms of the other Loan Documents and the terms of this Loan Agreement, the terms of this Loan Agreement shall control; provided, however, that in the event that there is any apparent conflict between any particular term or provision which appears in both this Loan Agreement and the other Loan Documents and it is possible and reasonable for the terms of both this Loan Agreement and the Loan Documents to be performed or complied with, then, notwithstanding the foregoing, both the terms of this Loan Agreement and the other Loan Documents shall be performed and complied with.

         8.13 CONTROLLING LAW. THE PARTIES HERETO AGREE THAT THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND THE PARTIES HERETO SUBMIT (AND WAIVE ALL RIGHTS TO OBJECT) TO NON-EXCLUSIVE PERSONAL
JURISDICTION IN THE STATE OF TEXAS, FOR THE ENFORCEMENT OF ANY AND ALL OBLIGATIONS UNDER THE LOAN DOCUMENTS EXCEPT THAT IF ANY SUCH ACTION OR PROCEEDING ARISES UNDER THE CONSTITUTION, LAWS OR TREATIES OF THE UNITED STATES OF AMERICA, OR IF THERE IS A DIVERSITY OF CITIZENSHIP BETWEEN THE PARTIES THERETO, SO THAT IT IS TO BE BROUGHT IN A UNITED STATES DISTRICT COURT, IT SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS OR ANY SUCCESSOR FEDERAL COURT HAVING ORIGINAL JURISDICTION.

         8.14 WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND/OR BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF EITHER PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES

HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF BORROWER IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF LENDER TO MAKE THE LOAN, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be properly executed by their respective duly authorized representatives as of the date first above written.

WITNESS:                               BORROWER:

                                       CAPITAL SENIOR LIVING A, INC., a Delaware corporation

                                       By:                                (SEAL)
--------------------------------           -------------------------------------
                                           Lawrence A. Cohen
                                           Chief Executive Officer
--------------------------------
Print Name


                                       LENDER:

                                       GMAC COMMERCIAL MORTGAGE
                                       CORPORATION, a California corporation



                                       By:                                (SEAL)
--------------------------------          --------------------------------------
                                          Philip A. Brooks
                                          Senior Vice President
--------------------------------
Print Name

                                LIST OF EXHIBITS



Exhibit A -       Legal Description

Exhibit B -       Related Loans and Related Facilities

Exhibit C -       Borrower's Chief Executive Office

Exhibit D -       Ownership Interests in Borrower

Exhibit E -       Quarterly Financial Statement and Census Data

Exhibit F -       Compliance Certificate

Exhibit G -       Permitted Liens

Exhibit H -       Exceptions to Environmental Representations and Warranties

Exhibit I -       Post-Closing Items

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION


                                                    EXHIBIT "B"

                                       RELATED LOANS AND RELATED FACILITIES


    Facility Name and Location                   Address                   Number and Types of          Loan Amount
                                                                                  Units
    ----------------------------------------------------------------------------------------------------------------
1.    West Shores                   2607 Albert Pike                   31 assisted living units     $6,318,750.00
      Garland County                Hot Springs, AR 71913              106 independent living
      Hot Springs, Arkansas                                            units

2.    Villa Santa Barbara           227 Anapuma Street                 38 assisted living units     $10,050,000.00
      Santa Barbara County          Santa Barbara, CA 93101            87 independent living
      Santa Barbara, California                                        units

3.    Sedgwick Plaza                2455 North Woodlawn Avenue         48 assisted living units     $5,560,000.00
      Sedgwick County               Wichita, KS 67220                  103 independent living
      Wichita, Kansas                                                  units

4.    Crown Pointe                  2820 South 80th Street             136 independent living       $9,440,000.00
      Douglas County                Omaha, NE 68124                    units
      Omaha, Nebraska

5.    The Harrison                  3060 Valley Farms Road             124 independent living       $4,237,000.00
      Marion County                 Indianapolis, IN 46214             units
      Indianapolis, Indiana



                                   EXHIBIT "C"

                       BORROWER'S CHIEF EXECUTIVE OFFICES

                              14160 Dallas Parkway
                                    Suite 300
                               Dallas, Texas 75240

                                   EXHIBIT "D"

                         OWNERSHIP INTERESTS IN BORROWER



Owner                                                      Percentage Interest
-----                                                      -------------------

Capital Senior Living Corporation, a                       100%
Delaware corporation


                                                    EXHIBIT "E"

                                   QUARTERLY FINANCIAL STATEMENT AND CENSUS DATA

Facility Name:    West Shores
               -----------------------------------------------------------------
Management Company:    Capital Senior Management 2, Inc., a Texas corporation
                    ------------------------------------------------------------
Report Date:
               -----------------------------------------------------------------


                                               Quarter       Quarter       Quarter       Quarter       12 Months
                                               Ending         Ending        Ending        Ending        Ending
                                               (Date)         (Date)        (Date)        (Date)        (Date)
Census Data
-----------

Total Number of Units:                        ________       ________      ________      ________      ________
Number of Days in Period:                     ________       ________      ________      ________      ________
Total Resident Days Available:                ________       ________      ________      ________      ________
Resident Utilization Days:
      Medicaid                                ________       ________      ________      ________      ________
      Private                                 ________       ________      ________      ________      ________
      Medicare                                ________       ________      ________      ________      ________
      Other                                   ________       ________      ________      ________      ________
Total Utilization Days:                       ________       ________      ________      ________      ________

Cash Flow Analysis
------------------

Total Routine Resident Revenue:               ________       ________      ________      ________      ________
Total Net Revenue:                            ________       ________      ________      ________      ________
Total Expenses:                               ________       ________      ________      ________      ________
Pre-Tax Income:                               ________       ________      ________      ________      ________

Add Back
--------

Depreciation and Amortization:                ________       ________      ________      ________      ________
Interest on Mortgage:                         ________       ________      ________      ________      ________
Facility Lease Expense (if applicable):       ________       ________      ________      ________      ________
Management Fees:                              ________       ________      ________      ________      ________
Extraordinary Items:                          ________       ________      ________      ________      ________
Net Operating Income:                         ________       ________      ________      ________      ________
      I hereby certify the above to be true and correct.  Dated this ____ day of _________, _____.

                                                     By: ________________________________________
                                                     Name:_______________________________________
                                                     Title:______________________________________


                                   EXHIBIT "F"

                             COMPLIANCE CERTIFICATE

GMAC Commercial Mortgage Corporation
55 South Lake Avenue, Suite 230
Pasadena, California 91101-2602

and

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania 19044

     Re: Loan Agreement dated August ___, 2000 (together with amendments, if any, the "Loan Agreement"), by and between GMAC Commercial Mortgage Corporation, as Lender, and Capital Senior Living A, Inc., as Borrower

                  The  undersigned  officer of the above  named  Borrower,  does
hereby    certify   that   for   the   quarterly    financial    period   ending
__________________:

      1. No Default or Event of Default has occurred or exists except _________.

      2. The Debt Service Coverage Ratio after deduction of Actual Management Fees for the preceding twelve (12) months (or such lesser period as shown have elapsed following the closing of the Loan) for the Related Facilities on a combined basis through the end of such period is:

                  Required:         1.10 to 1.0

                  Actual:           ___ to 1.0

                  The manner of calculation is attached.

      3. The Debt Service Coverage Ratio after deduction of Assumed Management Fees for the preceding twelve (12) months (or such lesser period as shall have elapsed following the closing of the Loan) for the Related Facilities on a combined basis through the end of such period is:

                  Required:         1.25 to 1.0

                  Actual:           ___ to 1.0

                  The manner of calculation is attached.

      4. The year to date average daily occupancy (on a twelve (12) calendar month rolling basis) for the Related Facilities, on a combined basis, is:

                  Required:         Not less than 80% (measured after September
                                    1, 2001)

                  Actual:           __________

      5. [ANNUAL COMPLIANCE CERTIFICATE ONLY] The capital expenditures per unit are:

                  Required:         $350 per unit.

                  Actual:           $______ per unit.

                  Evidence of such capital expenditures is attached hereto.

      6. The outstanding principal balance of all Indebtedness (other than the Loan) of Borrower is $___________, consisting of the following:

                  [Describe each debt and the balance thereof.]

      7. All representations and warranties made by Borrower in the Loan Agreement and in other Loan Documents are true and correct in all material respects as though given on the date hereof, except ________________________.

      8.          All information provided herein is true and correct.

      9. Capitalized terms not defined herein shall have the meanings given to such terms in the Loan Agreement.

                  Dated this ______ day of _____________________, _______.



                                  By: __________________________________________

                                  Name:_________________________________________

                                  Title:________________________________________

                                   EXHIBIT "G"

                                 PERMITTED LIENS

                                   EXHIBIT "H"

                           EXCEPTIONS TO ENVIRONMENTAL
                         REPRESENTATIONS AND WARRANTIES

Those matters disclosed in the environmental reports prepared by Property Solutions, Incorporated for the Lender in connection with the closing of the Related Loans.

                                   EXHIBIT "I"

                               POST-CLOSING ITEMS

1. On or before the date which is thirty (30) days after the Closing Date, substitute the insurance carrier providing workers' compensation insurance for the Borrower with a carrier having a long- term senior debt rating of at least "AA" by Standard and Poor's Rating Service.

                                                               (A - West Shores)


                                 PROMISSORY NOTE
                                 ---------------
                                                             Baltimore, Maryland
$6,318,750                                                   August ____, 2000


         FOR VALUE RECEIVED, the undersigned CAPITAL SENIOR LIVING A, INC., a Delaware corporation, having an address at 14160 Dallas Parkway, Suite 300, Dallas, Texas 75240 (the "Borrower"), hereby promises to pay to the order of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, having an address at 200 Witmer Road, Horsham, Pennsylvania 19044 (the "Lender"), its successors and assigns as holder of this Note or, if this Note has then been endorsed "to bearer," to the bearer of this Note (the Lender, its said successors and assigns, and any such bearer, being hereinafter sometimes referred to collectively as the "Holder"), at the Lender's said address or at such other place or to such other person as may be designated in writing to Borrower by the Lender, the principal sum of Six Million Three Hundred Eighteen Thousand Seven Hundred Fifty And 00/100 Dollars ($6,318,750.00) (the "Loan"), together with interest on the unpaid balance thereof at the rate hereinafter set forth.

         ON THE TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth:

         Section 1.        Interest Rate and Payment Dates.
                           -------------------------------

         1.1 Initial Rate and Initial Payment. Interest shall accrue on the outstanding balance of the principal amount outstanding hereunder from time to time from and after the date hereof at the rate of Nine and two hundredths percent (9.0200%) per annum until the first Rate Adjustment Date (as defined below). On each successive Rate Adjustment Date, the rate of interest at which interest accrues shall be adjusted to the then applicable Note Rate (as defined in Section 1.4). Interest for the period beginning on the date of this Note and ending on and including the last day of the month in which this Note is dated shall be payable on the date hereof. Thereafter, interest shall be paid in arrears and shall be computed on the basis of a 360-day year and actual number of days elapsed for any whole or partial month in which interest on the Loan is being calculated and shall be charged on the principal balance outstanding from time to time. In no event shall Holder compute the interest in a manner that would cause Holder to contract for, charge or receive interest that would exceed the Maximum Lawful Rate (as defined in Section 1.9) or the Maximum Lawful Amount (as defined in Section 1.9).

         1.2 Rate Adjustment Date and Payment Adjustment Dates. The rate of interest on the outstanding principal balance hereof from time to time shall be adjusted on the following dates (each being a "Rate Adjustment Date"): the first Rate Adjustment Date shall be on September 1, 2000, and subsequent Rate Adjustment Dates shall fall on the first day of each calendar month thereafter. The first payment adjustment date shall be October 1, 2000, and subsequent payment adjustment dates shall fall on the first day of each calendar month thereafter during the term of the Loan.

         1.3 Default Interest Rate. If Borrower fails to make any payment of principal, interest or fees on the date on which such payment becomes due and payable (including applicable grace periods) whether at maturity or by acceleration or on any other date, such payment shall accrue interest from the date on which such payment was due (and not the date of the payment default) until paid at the fluctuating rate ("Default Rate") which is the lesser of (a) five percent (5%) per annum above the then applicable Note Rate and (b) the maximum rate permitted by applicable law, but in either case never more than the Maximum Lawful Rate or at a rate that would cause the total interest contracted for, charged or received by Lender to exceed the Maximum Lawful Amount.

         1.4 Note Rate. The "Note Rate" shall mean the average of London Interbank Offered Rates ("LIBOR") for a term of one month determined solely by Holder as of each Rate Adjustment Date plus two hundred forty (240) basis points per annum, determined in the following manner: on each Rate Adjustment Date, Holder will obtain the one month LIBOR (in U.S. Dollar deposits) from the appropriate Bloomberg display page available as of the close of business announced on the last business day of the month immediately preceding the Rate Adjustment Date; in the event Bloomberg ceases publication or ceases to publish the one month LIBOR, Holder shall select a comparable publication to determine the one month LIBOR and provide prompt notice thereof to Borrower; LIBOR may or may not be the lowest rate based upon the market for U.S. Dollar deposits in the London Interbank Eurodollar Market at which Holder prices loans on the date on which the Note Rate is determined by Holder as set forth above.

         1.5 Note Rate Adjustments. This Note shall bear interest at the rate set forth above and, after adjustment in accordance with the terms hereof, or at the applicable Note Rate until a new Note Rate is determined on each Rate Adjustment Date in accordance with the provisions hereof; provided, however, that, if Holder at any time determines, in the sole but reasonable exercise of its discretion that it has miscalculated the amount of the monthly payment of principal and/or interest (whether because of a miscalculation of the Note Rate or otherwise), Holder shall give notice to Borrower of the corrected amount of such monthly payment (and the corrected amount of the Note Rate, if applicable) and (a) if the corrected amount of such monthly payment represents an increase thereof, Borrower shall, within ten (10) calendar days following receipt of such notice, pay to Holder any sums that Borrower would have otherwise been obligated under this Note to pay to Holder had the amount of such monthly payment not been miscalculated or (b) if the corrected amount of such monthly payment represents a decrease thereof and an Event of Default (as defined in Section 8.1) under any of the terms and provisions of the Note or the Loan Agreement of even date herewith by and between Borrower and Lender (the "Loan Agreement") has not occurred and is not continuing, Borrower shall, within ten (10) calendar days following receipt of such notice, be paid the sums that Borrower would not have otherwise been obligated to pay to Holder had the amount of such monthly payment not been miscalculated.

         1.6 LIBOR Unascertainable. If on any date on which the Note Rate would otherwise be set, Holder shall have determined in good faith (which determination shall be conclusive and binding on Borrower in the absence of manifest error) that (a) adequate and reasonable means do not exist for ascertaining the one month LIBOR, or (b) a contingency has occurred which materially and adversely affects the London Interbank Eurodollar Market and, as a result, adversely affects how the Holder prices loans on the date on which the Note Rate is determined by Holder as set forth above, then, and in any such event, Holder may notify Borrower of such determination. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of Holder to charge interest to Borrower at the Note Rate shall be suspended and the one month LIBOR shall automatically be converted to the "Index" of the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board forty-five (45) days prior to the Rate Adjustment Date (the "Index"). Computation of the Note Rate based on the Index shall continue until Holder notifies Borrower that the circumstances which prompted the foregoing notice to Borrower no longer exist.

         1.7      [Intentionally deleted.]

         1.8 Reimbursement for Increased Costs. If any law or guideline or interpretation or application thereof by any governmental authority charged with the interpretation or administration thereof or compliance with any request or directive of any governmental authority (whether or not having the force of law) now existing or hereafter adopted (a) subjects Holder to any tax or changes the basis of taxation with respect to this Note, the Loan or payments by Borrower of principal, interest or other amounts due from Borrower hereunder or thereunder (except for taxes on the overall net income or overall gross receipts of Holder imposed as a result of a present or former connection between the jurisdiction of the governmental authority imposing such tax on Holder, provided that this exclusion shall not apply to a connection arising solely from Holder having executed, delivered, performed its obligations under, or received a payment under, or enforced, any of the Loan Documents (as defined in Section 8.1.1 below)), or (b) imposes upon Holder any other condition or expense with respect to this Note, the Loan or its making, maintenance or funding of any part of the Loan or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including, without limitation, loss of margin) upon, Holder with respect to the Note, or the making, maintenance or funding of any part of the Loan, by an amount which Holder reasonably deems to be material, Holder may from time to time notify Borrower of the amount determined in good faith (using any averaging and attribution methods) by Holder (which determination shall be conclusive absent manifest error) to be necessary to compensate Holder for such increase, reduction or imposition and, if Borrower is by law prohibited from paying any such amount which is material, Holder may elect to declare the unpaid principal balance hereof and all interest accrued thereon immediately due and payable. Such amount shall be due and payable by Borrower to Holder thirty (30) days after such notice is given.

         1.9      Additional Interest Rate Provisions.
                  -----------------------------------

                         (a)      Maximum Lawful  Interest:  The  term  "Maximum
Lawful Rate" means the maximum rate of interest, and the term "Maximum Lawful Amount" means the maximum amount of interest, that are permissible under applicable state or federal law for the type of loan evidenced by this Note. If applicable state or federal law does not permit a higher interest rate, the "weekly ceiling" (as defined in Chapter 303 of the Texas Finance Code) shall be the interest rate ceiling applicable to this Note and shall be the basis for determining the Maximum Lawful Rate in effect from time to time during the term of this Note. If applicable state or federal law allows a higher interest rate or federal law preempts the state law limiting the rate of interest, then the foregoing interest rate ceiling shall not be applicable to this Note. If the interest rate ceiling is increased by statute or other governmental action subsequent to the date of this Note, then the new interest rate ceiling shall be applicable to this Note from the effective date thereof, unless otherwise prohibited by applicable law.

                           (b)      Spreading  of  Interest:    Because  of  the
possibility of irregular periodic balances of principal, premature payment, and the fluctuating nature of the Note Rate, the total interest that will accrue under this Note cannot be determined in advance. Lender does not intend to contract for, charge or receive more than the Maximum Lawful Rate or Maximum Lawful Amount permitted by applicable state or federal law, and to prevent such an occurrence Lender and Borrower agree that all amounts of interest, whenever contracted for, charged or received by Lender, with respect to the loan of money evidenced by this Note, shall be spread, prorated or allocated over the full period of time this Note is unpaid, including the period of any renewal or extension of this Note. If demand for payment of this Note is made by Lender prior to the full stated term, the total amount of interest contracted for, charged or received to the time of such demand shall be spread, prorated or allocated along with any interest thereafter accruing over the full period of time that this Note thereafter remains unpaid for the purpose of determining if such interest exceeds the Maximum Lawful Amount.

                           (c)      Excess  Interest:   At  maturity  (including
maturity due to Lender's acceleration of the Note) or on earlier final payment of this Note, Lender shall compute the total amount of interest that has been contracted for, charged or received by Lender or payable by Borrower under this Note and compare such amount to the Maximum Lawful Amount that could have been contracted for, charged or received by Lender. If such computation reflects that the total amount of interest that has been contracted for, charged or received by Lender or payable by Borrower exceeds the Maximum Lawful Amount, then Lender shall apply such excess to the reduction of the principal balance and not to the payment of interest; or if such excess interest exceeds the unpaid principal balance, such excess shall be refunded to Borrower. This provision concerning the crediting or refund of excess interest shall control and take precedence over all other agreements between Borrower and Lender so that under no circumstances shall the total interest contracted for, charged or received by Lender exceed the Maximum Lawful Amount.

         Section 2. Principal and Interest Payments. Commencing on October 1, 2000, and continuing on the first day of each calendar month thereafter through and including the Maturity Date (defined below), monthly payments of principal and interest shall adjust monthly and be made in such amount, taking into account the then effective Note Rate, as is sufficient to fully amortize the unpaid principal balance of the Note on the date that is twenty-five (25) years after the first Rate Adjustment Date.

         Section 3. Application of Payments. Payments made by Borrower on account hereof shall be applied, first, toward any Late Fees (hereinafter defined) or other fees and charges due hereunder, second, toward payment of any interest due at the Default Rate, third, toward payment of any interest due at the then applicable Note Rate set forth in Section 1.4 above, and fourth, toward payment of principal. Notwithstanding the foregoing, if any advances made by Holder under the terms of any instruments securing this Note have not been repaid, any payments made may, at the option of Holder, be applied, first, to repay such advances and interest thereon, with the balance, if any, applied as set forth in the preceding sentence. Neither Holder's acceptance of an amount which is less than the amounts then due and payable nor Holder's application of such payment in the manner set forth in this section shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

         Section 4. Maturity Date. Anything in this Note to the contrary notwithstanding, the entire unpaid balance of the principal amount hereof and all interest accrued thereon, to and including the Maturity Date (as defined below) (including interest accruing at the Default Rate), and all Late Fees (as defined below) shall, unless sooner paid, and except to the extent that payment thereof is sooner accelerated, be and become due and payable on September 1, 2005 (the "Maturity Date"). Notwithstanding anything contained herein, if repayment of the Loan in connection with the Maturity Date (and not a prepayment under Section 5 hereof) is funded from the proceeds of any refinancing of the Loan, Borrower shall pay to Lender a repayment premium equal to one-half of one percent (1/2%) of the original principal balance of the Note unless (a) Lender elects not to refinance the Loan or (b) such repayment of the Loan is funded from the proceeds of refinancing of the Loan pursuant to which Lender receives a contractually agreed upon sum for the arrangement thereof or (c) Lender cannot offer a similar rate and terms available to Borrower in the market at the time of repayment or (d) the Loan is fully repaid from a cash disbursement received directly from Capital Senior Living Corporation, a Delaware corporation (the "Guarantor"), and the Facility will not be encumbered by a lien as a result of such cash disbursement.

         Section 5.        Prepayment.
                           ----------

         5.1 Notice. Any full or partial prepayment of the Loan shall be permitted upon not less than thirty (30) and not greater than sixty (60) days prior written notice to Holder specifying the date on which prepayment is to be made.

         5.2 Partial Prepayment. Partial prepayments of the Loan shall not be permitted unless each such partial prepayment is in connection with Holder's application of the proceeds remaining after payment in full of one or more of the loans listed on Exhibit "A" attached hereto and made a part hereof (the "Related Loans"). Any prepayment shall be credited, first, toward any Late Fees due hereunder, second, toward payment of any accrued and unpaid interest due hereunder at the Default Rate, third, toward payment of any accrued and unpaid interest due hereunder at the Note Rate, fourth, toward payment of the outstanding principal balance hereof, and, fifth, to the unpaid principal balance of any of the Related Loans in such amount and allocation as Lender may determine in its discretion. Notwithstanding the foregoing, if any advances made by Holder under the terms of any instruments securing this Note have not been repaid, any payments made may, at the option of Holder, be applied, first, to repay such advances, and interest thereon, with the balance, if any, applied as set forth in the preceding sentence.

         5.3 Prepayment in Full. Prepayment of the Loan in full shall be permitted only in connection with the release of the Facility from the lien of the Mortgage (defined in Section 7 below) pursuant to the terms of the Mortgage. Prepayment of the Loan in full shall be subject to payment by Borrower to Lender of a prepayment premium equal to one-half of one percent (1/2%) of the original principal balance of this Note. Such premium shall be waived by Lender if (a) Lender elects not to refinance the Loan, (b) such prepayment of the Loan is funded from the proceeds of refinancing of the Loan pursuant to which Lender receives a contractually agreed upon sum for the arrangement thereof, (c) Lender cannot offer a similar rate and terms available to Borrower in the market at the time of prepayment, or (d) the Loan is fully prepaid from a cash disbursement received directly from the Guarantor, and the Facility will not be encumbered by a lien as a result of such cash disbursement.

         Section 6.        Method of Payment.
                           -----------------

         Each payment of the Loan Obligations (as defined in the Loan Agreement) shall be paid directly to Holder in lawful tender of the United States of America. Each such payment shall be paid by 1:00 p.m. Horsham, Pennsylvania, time on the date such payment is due, except if such date is not a Business Day (as defined in the Loan Agreement) such payment shall then be due on the first Business Day after such date, but interest shall continue to accrue until the date payment is received. Any payment received after 1:00 p.m. Horsham, Pennsylvania, time shall be deemed to have been received on the immediately following Business Day for all purposes, including, without limitation, the accrual of interest on principal.

         Section 7.        Security.
                           --------

         The debt evidenced by this Note is to be secured by, among other things, (a) a Mortgage or Deed of Trust and Security Agreement of even date herewith by and between Borrower and Lender (for the benefit of Holder), as modified, amended and/or supplemented from time to time, including, without limitation, as modified by the Cross-Collateralization, Cross-Default and Mortgage Modification Agreement of even date herewith executed by and between Borrower and Lender (collectively, the "Mortgage"), covering all of that real property which is described in Exhibit "A" to the Mortgage (the "Property"), and intended to be recorded in the county in which the Property is located, and (b) an Exceptions to Nonrecourse Guaranty of even date herewith (the "Guaranty Agreement"), given by the Guarantor for the benefit of Holder.

         Section 8.        Default.
                           -------

         8.1 Events of Default. Anything in this Note to the contrary notwithstanding, on the occurrence of any of the following events (each of which is referred to herein as an "Event of Default"), Holder may, in the exercise of its sole and absolute discretion, accelerate the debt evidenced by this Note, in which event the entire outstanding principal balance and all interest and fees accrued thereon shall immediately be and become due and payable without further notice:

                           (a)      Borrower  fails in making any payment to the
Holder of any or all sums due hereunder within five (5) days after such payment becomes due or on the Maturity Date; or

                           (b)      there exists an uncured Event of Default (as
defined and described in the Loan Agreement).

         8.2 No Impairment of Rights. Nothing in this Section shall be deemed in any way to alter or impair any right which the Holder has under this Note or the Mortgage, or any other document or instrument evidencing or securing the Loan (collectively, the "Loan Documents") or at law or in equity, to accelerate such debt on the occurrence of any other Event of Default provided herein or therein, whether or not relating to this Note.

         8.3 Late Fees. Without limiting the generality of the foregoing provisions of this Section, if any payment of interest or principal is not made within five (5) calendar days after the date on which such payment becomes due, Borrower shall thereupon automatically become obligated immediately to pay to the Holder a late payment charge, for each month during which a payment delinquency exists, equal to the lesser of five percent (5%) of the amount of such payment or the maximum amount permitted by applicable law ("Late Fees") to defray the expenses incurred by Holder in handling and processing such delinquent payment and to compensate Holder for the loss of use of such delinquent payment.

         Section 9.        Costs of Enforcement.
                           --------------------

         Borrower shall pay to Holder on demand the amount of any and all expenses incurred by Holder (a) in enforcing its rights hereunder or under the Mortgage and/or the Loan Documents, (b) as the result of the occurrence of an Event of Default by Borrower in performing its obligations under this Note, including but not limited to the expense of collecting any amount owed hereunder, and of any and all reasonable attorneys' fees incurred by Holder in connection with such Event of Default, whether suit be brought or not, and (c) in protecting the security for the Loan and Borrower's obligations under the Loan Documents. Such expenses shall be added to the principal amount hereof, shall be secured by the Mortgage and shall accrue interest at the Default Rate.

         Section 10.       Borrower's Waiver of Certain Rights.
                           -----------------------------------

         Borrower and any endorser, guarantor or surety hereby waives the exercise of any and all exemption rights which it holds at law or in equity with respect to the debt evidenced by this Note, and of any and all rights which it holds at law or in equity to require any valuation, appraisal or marshalling, or to have or receive any presentment, protest, demand and notice of dishonor, protest, demand and nonpayment as a condition to the Holder's exercise of any of its rights under this Note or the Loan Documents.

         Section 11.       Extensions.
                           ----------

         The Maturity Date and/or any other date by which any payment is required to be made hereunder may be extended by the Holder from time to time in the exercise of its sole discretion, without in any way altering or impairing Borrower's or Guarantor's liability hereunder.

         Section 12.       General.
                           -------

         12.1     Applicable Law.
                  --------------

                           (a)     This Note shall be given effect and construed
by application of the laws of the State of Texas (without regard to the principles thereof governing conflicts of laws), and any action or proceeding arising hereunder, and each of Holder and Borrower submits (and waives all rights to object) to non-exclusive personal jurisdiction in the State of Texas, for the enforcement of any and all obligations under the Loan Documents except that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it shall be brought in the United States District Court for the Northern District of Texas or any successor federal court having original jurisdiction.

                           (b)      Chapter  346  of   the  Texas  Finance  Code
relating to certain revolving credit loan accounts is not applicable to this Note.

         12.2 Headings. The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

         12.3 Construction. As used herein, (a) the term "person" means a natural person, a trustee, a corporation, a limited liability company, a partnership and any other form of legal entity, and (b) all references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Note.

         12.4 Severability. No determination by any court, governmental body or otherwise that any provision of this Note or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

         12.5 No Waiver. The Holder shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing. No delay or omission by the Holder in exercising any such right (and no allowance by the Holder to Borrower of an opportunity to cure a default in performing its obligations hereunder) shall be deemed a waiver of its future exercise. No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right. Further, acceptance by Holder of all or any portion of any sum payable under, or partial performance of any covenant of, this Note, the Mortgage or any of the other Loan Documents, whether before, on, or after the due date of such payment or performance, shall not be a waiver of Holder's right either to require prompt and full payment and performance when due of all other sums payable or obligations due thereunder or hereunder or to exercise any of Holder's rights and remedies hereunder or thereunder.

         12.6     Waiver of Jury Trial; Service of Process; Court Costs.
                  -----------------------------------------------------
BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND THE HOLDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS NOTE AND/OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, UPON CONSULTATION WITH COUNSEL OF BORROWER'S CHOICE, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY

INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER AGREES THAT SERVICE UPON ITS REGISTERED AGENT IN THE STATE OF TEXAS OR THE STATE IN WHICH THE PROPERTY IS LOCATED SHALL BE VALID REGARDLESS OF BORROWER'S WHEREABOUTS AT THE TIME OF SUCH SERVICE AND REGARDLESS OF WHETHER BORROWER RECEIVES A COPY OF SUCH SERVICE, PROVIDED THAT THE HOLDER SHALL HAVE MAILED A COPY TO BORROWER IN ACCORDANCE WITH THE NOTICE PROVISIONS HEREIN. BORROWER AGREES TO PAY ALL COURT COSTS AND REASONABLE ATTORNEY'S FEES INCURRED BY HOLDER IN CONNECTION WITH ENFORCING ANY PROVISION OF THIS NOTE. NOTWITHSTANDING THE FOREGOING, HOLDER AGREES TO USE REASONABLE EFFORTS TO PROVIDE BORROWER WITH NOTICE OF THE FILING OF ANY LAWSUIT BY HOLDER AGAINST BORROWER.

         12.7 Offset. Upon the occurrence of an Event of Default, the Holder may set-off against any principal and interest owing hereunder, any and all credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, or held by, or in the possession of, the Holder, to the credit of or for the account of Borrower, without notice to or consent of Borrower or Guarantor.

         12.8 Non-Exclusivity of Rights and Remedies. None of the rights and remedies herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy contained herein or in any of the other Loan Documents and each and every such right and remedy shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary or desirable by Holder.

         12.9 Incorporation by Reference. All of the agreements, conditions, covenants and provisions contained in each of the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein.

         12.10 Joint and Several Liability. If Borrower consists of more than one person and/or entity, each such person and/or entity agrees that its liability hereunder is joint and several.

         12.11 Business Purpose. Borrower represents and warrants that the Loan evidenced by this Note is being obtained solely for the purpose of acquiring or carrying on a business, professional or commercial activity and is not for personal, agricultural, family or household purposes.

         12.12 Interest Limitation. Notwithstanding anything to the contrary contained herein or in the Mortgage or in any other of the Loan Documents, the effective rate of interest on the obligation evidenced by this Note shall not exceed the lawful maximum rate of interest permitted to be paid. Without limiting the generality of the foregoing, in the event that the interest charged hereunder results in an effective rate of interest higher than that lawfully permitted to be paid, then such charges shall be reduced by the sum sufficient to result in an effective rate of interest permitted and any amount which would exceed the highest lawful rate already received and held by the Holder shall be applied to a reduction of principal and not to the payment of interest. Borrower agrees that for the purpose of determining highest rate permitted by law, any non-principal payment (including, without limitation, Late Fees and other fees) shall be deemed, to the extent permitted by law, to be an expense, fee or premium rather than interest.

         12.13 Modification. This Note may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of such modification, amendment, discharge or waiver is sought.

         12.14 Time of the Essence. Time is strictly of the essence of this Note.

         12.15 Negotiable Instrument. Borrower agrees that this Note shall be deemed a negotiable instrument, even though this Note may not otherwise qualify, under applicable law, absent this paragraph, as a negotiable instrument.

         12.16 Interest Rate After Judgment. If judgment is entered against Borrower on this Note, the amount of the judgment entered (which may include principal, interest, fees, Late Fees and costs) shall bear interest at the Default Rate, to be determined on the date of the entry of the judgment.

         12.17 Relationship. Borrower and Holder intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Note or in any of the other Loan Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and Holder.

         12.18 Waiver of Automatic Stay. BORROWER HEREBY AGREES THAT, IN CONSIDERATION OF LENDER'S AGREEMENT TO MAKE THE LOAN AND IN RECOGNITION THAT THE FOLLOWING COVENANT IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN, IN THE EVENT THAT BORROWER SHALL (A) FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER ANY SECTION OR CHAPTER OF TITLE 11 OF THE UNITED STATES CODE, AS AMENDED (THE "BANKRUPTCY CODE"), OR SIMILAR LAW OR STATUTE; (B) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE OR SIMILAR LAW OR STATUTE; (C) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS; (D) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR; OR (E) BE THE SUBJECT OF AN ORDER, JUDGMENT OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST ANY BORROWER FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY OR RELIEF FOR DEBTORS, THEN, TO THE EXTENT PERMITTED BY APPLICABLE LAW AND SUBJECT TO COURT APPROVAL, HOLDER SHALL THEREUPON BE ENTITLED, AND BORROWER HEREBY IRREVOCABLY CONSENTS TO, AND WILL NOT CONTEST, AND AGREES TO STIPULATE TO, RELIEF FROM ANY AUTOMATIC STAY OR OTHER

INJUNCTION IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE OR SIMILAR LAW OR STATUTE (INCLUDING, WITHOUT LIMITATION, RELIEF FROM ANY EXCLUSIVE PERIOD SET FORTH IN SECTION 1121 OF THE BANKRUPTCY CODE) OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO HOLDER AS PROVIDED IN THE LOAN DOCUMENTS, AND AS OTHERWISE PROVIDED BY LAW, AND BORROWER HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO OBJECT TO SUCH RELIEF.

         12.19    Nonrecourse.
                  -----------

                           (a)      Except as otherwise  provided herein, Holder
shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note or the Mortgage by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Holder may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Holder to enforce and realize upon the Mortgage, the other Loan Documents, and the Property; provided, however, that any judgment in any action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property.
Holder, by accepting this Note and the Mortgage, agrees that it shall not, except as otherwise provided in the Loan Agreement, the Mortgage and the Cross-Collateralization Agreement, sue for, seek or demand any deficiency judgment against Borrower in any action or proceeding, under or by reason of or under or in connection with this Note, the Mortgage or the other Loan Documents and that, with the exception of actions for fraud or willful misconduct, Holder shall bring no action against any officer or director of Borrower in connection with Borrower's obligations under the Loan Documents.

                           (b)      The provisions  of  Section  12.19(a)  above
shall not (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Mortgage or the other Loan Documents,
(ii) impair the right of Holder to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Mortgage, (iii) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with this Note, the Mortgage or the other Loan Documents, (iv) impair the right of Holder to obtain the appointment of a receiver, (v) impair the enforcement of that certain Assignment of Leases and Rents by and between Borrower and Holder dated of even date herewith and executed in connection herewith, if applicable, (vi) impair the right of Holder to obtain a deficiency judgment or judgment on this Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Holder would be otherwise entitled under the Mortgage, provided, however, that Holder shall be entitled to enforce such judgment only against the insurance proceeds and/or condemnation awards, or (vii) impair the right of Holder to enforce the provisions of the Guaranty Agreement, Section 1.3 of this Note,
Section 4 of the Mortgage, and Article VI of the Loan Agreement.

                           (c)     Notwithstanding the provisions of Section 12.
19(a) above to the contrary, Borrower shall be personally liable to Holder for any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (collectively, "Losses") due to: (i) fraud or intentional misrepresentation by Borrower and/or its affiliates and/or its duly authorized representatives, including, without limitation, any manager of the Property, in connection with the execution and the delivery of this

Note, the Mortgage or any of the other Loan Documents, (ii) Borrower's application for purposes other than in connection with the Property and/or the Loan Obligations of accounts receivable collected in advance or received by Borrower after the occurrence of an Event of Default, (iii) Borrower's application for purposes other than in connection with the Property of accounts receivable collected in advance, (iv) the application of insurance proceeds or condemnation awards for purposes other than in connection with the Property and/or the Loan Obligations, (v) Borrower's failure to pay Impositions (as defined in the Mortgage) (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Holder pursuant to the terms of the Mortgage) unless Borrower is contesting such Impositions as permitted in the Mortgage, or Borrower's intentional failure to pay charges for labor or materials or other charges that result in liens or security interests with respect to the Property, (vi) Borrower's intentional failure to maintain, repair, restore and otherwise operate the Property in a commercially reasonable manner in accordance with the Mortgage and the other Loan Documents, (vii) after the occurrence of an Event of Default, Borrower's failure to return or to reimburse Holder for any portion of the Property taken from the Property by or on behalf of Borrower and not replaced with property of the same utility and of the same or greater value, (viii) any act of arson or criminal act with respect to the Property by Borrower or by any guarantor of the Loan or by any of their respective duly authorized representatives, including, without limitation, any manager of the Property, (ix) Borrower's failure to pay all fees, charges and taxes with respect to the making of the Note and/or the recording of the Mortgage, (x) Borrower's failure to comply with Article VI of the Loan Agreement, (xi) the occurrence of an Event of Default under Section 7.1(k) of the Loan Agreement, (xii) the occurrence of an Event of Default under Section 7.1(l) of the Loan Agreement, or (xiii) Borrower's failure to pay all fees and expenses of Lender pursuant to Section 8.3 of the Loan Agreement.

                           (d)      Notwithstanding the foregoing, the agreement
of Holder not to pursue recourse liability as set forth in Section 12.19(a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event of Borrower's default under Section 13 or Section 25 of the Mortgage.

                           (e)      For   purposes  of   determining  Borrower's
personal liability under Section 12.19(c) above, any payment made by Borrower or any Guarantor of this Note, other than amounts paid pursuant to Section 12.19(c) or (d), and all amounts received by Holder from the enforcement of its rights under the Mortgage, shall be applied first to the portion of the total debt for which Borrower has no personal liability.

                           (f)      For purposes  of determining  the  amount of
Borrower's personal liability for Losses under Section 12.19(c) above, Losses shall be determined by adding the amounts due Holder under the Loan Documents as of the date of an Event of Default under the Loan Agreement plus interest, default interest, late charges, attorneys' fees, and other costs and charges accrued after the date of an Event of Default pursuant to the Loan Documents, less either (i) the proceeds of a foreclosure sale or sales of all the Facilities described in Exhibit "A", (ii) the proceeds of a sale or sales of all such Facilities under Section 363 of the United States Bankruptcy Code, (iii) the proceeds of a sale or sales of all such Facilities in a liquidation under Chapter 7 of the United States Bankruptcy Code, or (iv) the present value of the debt service payments to be paid to Holder pursuant to a confirmed plan of reorganization.

                           (g)     Nothing herein shall be deemed to be a waiver
of any right which Holder may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness (as defined in the Mortgage) secured by the Mortgage or to require that all collateral shall continue to secure all of the Indebtedness owing to Holder in accordance with this Note, the Mortgage and the other Loan Documents.

         12.20    Acknowledgment By Guarantor.   Guarantor has acknowledged this
Note below for purposes of confirming its obligations all as more specifically set forth in the Guaranty Agreement.

              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Borrower has executed and sealed this Note or caused it to be executed and sealed on its behalf by its duly authorized representative, the day and year first above written, and the obligations under this Note shall be binding upon Borrower's successors and assigns.

WITNESS:                               BORROWER:

                                       CAPITAL SENIOR LIVING A, INC., a Delaware corporation

                                       By:                                (SEAL)
---------------------------------         --------------------------------------
                                          Lawrence A. Cohen
                                          Chief Executive Officer
---------------------------------
[Print name]




ACKNOWLEDGED BY GUARANTOR:

CAPITAL SENIOR LIVING CORPORATION,
a Delaware corporation

By:                            (SEAL)
   ----------------------------
   James A. Stroud
   Chairman of the Company


                                                    EXHIBIT "A"

                                       RELATED LOANS AND RELATED FACILITIES

    Facility Name and Location                   Address                   Number and Types of          Loan Amount
                                                                                  Units
-------------------------------------------------------------------------------------------------------------------
1.    West Shores                   2607 Albert Pike                   31 assisted living units     $6,318,750.00
      Garland County                Hot Springs, AR 71913              106 independent living
      Hot Springs, Arkansas                                            units

2.    Villa Santa Barbara           227 Anapuma Street                 38 assisted living units     $10,050,000.00
      Santa Barbara County          Santa Barbara, CA 93101            87 independent living
      Santa Barbara, California                                        units

3.    Sedgwick Plaza                2455 North Woodlawn Avenue         48 assisted living units     $5,560,000.00
      Sedgwick County               Wichita, KS 67220                  103 independent living
      Wichita, Kansas                                                  units

4.    Crown Pointe                  2820 South 80th Street             136 independent living       $9,440,000.00
      Douglas County                Omaha, NE 68124                    units
      Omaha, Nebraska

5.    The Harrison                  3060 Valley Farms Road             124 independent living       $4,237,000.00
      Marion County                 Indianapolis, IN 46214             units
      Indianapolis, Indiana


                                                               (A - West Shores)


                       EXCEPTIONS TO NONRECOURSE GUARANTY

         THIS EXCEPTIONS TO NONRECOURSE GUARANTY (this "Guaranty") is entered into as of August ____, 2000, by the undersigned (collectively, the "Key Principal" whether one or more), for the benefit of and in order to induce GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (the "Lender), to make a loan to CAPITAL SENIOR LIVING A, INC., a Delaware corporation (the "Borrower"), in the amount of $6,318,750.00 (the "Loan").

                                    RECITALS

         A. The Loan is evidenced by a Promissory Note from Borrower to Lender of even date herewith (the "Note"). The Loan is secured by a Mortgage and Security Agreement of even date herewith (the "Mortgage"), covering the property described in the Mortgage and located at 2607 Albert Pike, in Hot Springs, Arkansas (the "Property").

         B. The Note, as may be amended from time to time, shall be referred to in this Guaranty as the "Note." The Mortgage, as may be amended from time to time, shall be referred to in this Guaranty as the "Mortgage." The term "Loan Documents" when used in this Guaranty, shall mean, collectively, the following documents: (i) the Note, (ii) the Mortgage, (iii) the Loan Agreement executed in connection with the Loan by and between Borrower and Lender of even date herewith, and (iv) all other documents or agreements executed in connection with the Loan, whether presently existing or hereinafter entered into, as such Loan Documents may be amended from time to time.

         C. Lender is not willing to make the Loan unless the undersigned Key Principal executes this Guaranty.

         NOW, THEREFORE, in order to induce Lender to make the Loan evidenced by the Note and secured by the Mortgage, and in consideration thereof, Key Principal hereby (a) irrevocably and unconditionally guarantees the full and prompt payment to Lender of all amounts which may from time to time while the
Note is outstanding and unpaid become due and owing by Borrower, whether principal, interest or other sums, for which Borrower may from time to time or at any time be personally liable for payment to Lender under the Note (due to the applicability of the exceptions to nonrecourse liability provisions contained in Section 12.19 of the Note) and any additional collateral required to be deposited by Borrower with Lender pursuant to Section 4.14 of the Loan Agreement (the "Guaranteed Obligations"), and (b) agrees to pay, on demand, all costs and expenses, including reasonable attorneys' fees and expenses, incurred by Lender in enforcing its rights under this Guaranty. This Guaranty is an unconditional guaranty of payment, and not a guaranty of collection, and may be enforced by Lender directly against Key Principal without any requirement that Lender must first exercise its rights against Borrower, or any collateral or other security for payment of the Note.

         The obligations of Key Principal under this Guaranty shall be performed without demand by Lender and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of the Note, the Mortgage, the Loan Agreement, the other Loan Documents or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Key Principal hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that the obligations of Key Principal shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Key Principal hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder. Without limiting the generality of the foregoing, Key Principal hereby waives diligence, presentment, demand for payment, protest, all notices which may be required by statute, rule of law or otherwise to preserve intact Lender's rights against Key Principal under this Guaranty, including, but not limited to, notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, notice of the incurring by Borrower of any of the Guaranteed Obligations, and, generally, all demands, notices and other formalities of every kind in connection with this Guaranty, and all rights to require Lender to (a) proceed against Borrower, (b) proceed against or exhaust any collateral held by Lender to secure the payment of the Loan, or (c) pursue any other remedy it may now or hereafter have against Borrower.

         Key Principal hereby agrees that, at any time or from time to time and any number of times, without notice to Key Principal and without affecting the liability of Key Principal, (a) the time for payment of the principal and/or interest on the Note may be extended or the Note may be renewed in whole or in part one or more times; (b) the time for Borrower's performance of or compliance with any covenant or agreement contained in the Note, the Mortgage, the Loan Agreement, or any of the other Loan Documents evidencing, securing or governing the Loan, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (c) the maturity of the Note may be accelerated as provided therein or in the Mortgage, or any of the other Loan Documents; (d) the Note, the Mortgage, the Loan Agreement, or any other Loan Documents, may be modified or amended by Lender and Borrower in any respect, including, but not limited to, an increase in the principal amount; and
(e) any security for the Loan may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Loan.

         Key Principal covenants and agrees that, so long as this Agreement remains in effect, Key Principal will:

         a) conduct its business and affairs in such a way as to respect and appropriately document the separate and independent nature of its activities as compared with those of Borrower;

         b)    maintain  its  bank  accounts,  books,  and  records,   financial
               statements and other entity documents separate from those of Borrower; and

         c) not commingle its assets with those of the Borrower or assume or guarantee or become obligated to the debts of the Borrower except as expressly provided for herein and in the Loan Documents.

         If any payment by Borrower is held to constitute a preference under any applicable bankruptcy or similar laws, or if for any reason Lender is required to refund any sums to Borrower, such amounts shall not constitute a release of any liability of Key Principal hereunder. It is the intention of Lender and Key Principal that Key Principal's obligations hereunder shall not be discharged except by Key Principal's performance of such obligations and then only to the extent of such performance.

         Key Principal agrees that any indebtedness of Borrower now or hereafter held by Key Principal is hereby and shall be subordinated to all indebtedness of Borrower to Lender and any such indebtedness of Borrower shall be collected, enforced and received by Key Principal, as trustee for Lender, but without reducing or affecting in any manner the liability of Key Principal under the other provisions of this Guaranty.

         Key Principal agrees that Lender, in its sole and absolute discretion, may (a) bring suit against Key Principal and any other guarantor(s) of the Loan, if any, jointly and severally, or against any one or more of them, (b) compromise or settle with any one or more of the individuals constituting a Key Principal for such consideration as Lender may deem proper, (c) release one or more of the individuals constituting Key Principal, or any guarantor(s) of the Loan, if any, from liability thereunder, and (d) otherwise deal with Key Principal and any other guarantor(s) of the Loan, if any, or any one or more of them, in any manner whatsoever, and that no such action shall impair the rights of Lender to collect the Guaranteed Obligations from Key Principal. Nothing contained in this paragraph shall in any way affect or impair the rights or obligations of the Key Principal with respect to any guarantor of the Loan, if any.

         Lender may assign its rights under this Guaranty in whole or in part and shall so notify the Key Principal and upon any such assignment, all the terms and provisions of this Guaranty shall inure to the benefit of such assignee to the extent so assigned. Lender shall use best efforts to give such notice to Key Principal but Lender's failure to do so shall not impair Lender's right to make any such assignment. The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties; and the term "Lender" shall include, in addition to Lender, any lawful owner, holder or pledgee of the Note.

         Key Principal shall have no right of, and hereby waives any claim for, subrogation or reimbursement against the Borrower by reason of any payment by Key Principal under this Guaranty, whether such right or claim arises at law or in equity or under any contract or statute.

         KEY PRINCIPAL HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER AGAINST KEY PRINCIPAL UNDER THIS GUARANTY.

         Key Principal irrevocably submits to the nonexclusive jurisdiction of any state or federal court sitting in the State of Texas over any suit, action, or proceeding arising out of or relating to this Guaranty. Key Principal irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the Key Principal and may be enforced in any court to whose jurisdiction the Key Principal is subject, by a suit upon such judgment provided that service of process is effected upon the Key Principal in a manner specified in this Guaranty or as otherwise permitted by applicable law.

         Key Principal hereby irrevocably designates and appoints its registered agent in Texas as its authorized agent to accept and acknowledge on its behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with this Guaranty in any state or federal court sitting in the State of Texas. If such agent shall cease so to act, Key Principal shall irrevocably designate and appoint without delay another such agent in the State of Texas satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

         Key Principal hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Guaranty by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to it at its address designated herein and (b) serving a copy thereof upon the agent, if any, hereinabove designated and appointed by the Key Principal as the Key Principal's agent for service of process. Key Principal irrevocably agrees that such service shall be deemed in every respect to be effective service of process in any such suit, action, or proceeding. Nothing in this Guaranty shall affect the right of the Lender to serve process in any manner otherwise permitted by law and nothing in this Guaranty will limit the right of the Lender otherwise to bring proceedings against the Key Principal, or any of them, in the courts of any other appropriate jurisdiction.

         THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE LENDER AND KEY PRINCIPAL AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS. KEY PRINCIPAL COVENANTS AND AGREES THAT THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
LENDER AND KEY PRINCIPAL AND ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS, UNDERSTANDINGS, REPRESENTATIONS, AND STATEMENTS, ORAL OR WRITTEN, ARE MERGED INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS. NEITHER THIS GUARANTY NOR ANY PROVISION HEREOF MAY BE WAIVED, MODIFIED, AMENDED, DISCHARGED, OR TERMINATED EXCEPT BY AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHICH THE ENFORCEMENT OF SUCH WAIVER, MODIFICATION, AMENDMENT, DISCHARGE, OR TERMINATION IS SOUGHT, AND THEN ONLY TO THE EXTENT SET FORTH IN SUCH AGREEMENT.

              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Key Principal has caused this Guaranty to be properly executed by its duly authorized representative as of the day and year first above written.

WITNESS:                            KEY PRINCIPAL:

                                    CAPITAL SENIOR LIVING CORPORATION, a
                                    Delaware corporation

                                    By:                                   (SEAL)
----------------------------------     -----------------------------------
                                       James A. Stroud
                                       Chairman of the Company
----------------------------------
Print Name


                                       Address:  14160 Dallas Parkway, Suite 300
                                                 Dallas, Texas 75240



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